SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

THE FIRST AMERICAN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

October [    ], 2008

Dear Fellow Shareholder:

You are cordially invited to attend our annual meeting of shareholders at 2:00 p.m., Pacific time, on Wednesday, December 10, 2008, at the executive offices of The First American Corporation, located at 1 First American Way, Santa Ana, California 92707.

With this letter, we are including the notice for the annual meeting, the proxy statement and the proxy card. Unless you have received our 2007 annual report earlier in the year, we are also including that report. A map and directions to our executive offices can be found on the inside back cover of the proxy statement.

We have made arrangements for you to vote your proxy over the Internet or by telephone, as well as by mail with the traditional proxy card. The proxy card contains instructions on these methods of voting.

Your vote is important. Whether or not you plan on attending the annual meeting on December 10, 2008, we hope you will vote as soon as possible.

Thank you for your ongoing support of and continued interest in The First American Corporation.

Parker S. Kennedy

Chairman of the Board and

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on December 10, 2008

The annual meeting of shareholders of The First American Corporation, a California corporation (our “Company”), will be held at 2:00 p.m., Pacific time, on Wednesday, December 10, 2008, at the executive offices of the Company, located at 1 First American Way, Santa Ana, California 92707, for the following purposes:

1.	To elect 17 persons to serve on our board of directors for the next year.

2.	To approve amendments to the Company’s Articles of Incorporation and Bylaws increasing the range in the number of directors that may serve on the board from 9 to 17 to 10 to 18.

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on October 13, 2008, are entitled to notice of the meeting and an opportunity to vote.

The First American Corporation’s Notice of Annual Meeting and Proxy Statement, Annual Report and other proxy materials are available at www.firstam.com/proxymaterials.

It is hoped that you will be present at the meeting to vote in person. However, if you are unable to attend the meeting and vote in person, please submit a proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the questions and answers commencing on page 2 of the proxy statement and the instructions on the proxy card.

Kenneth D. DeGiorgio

Senior Vice President, General Counsel

Santa Ana, California

October [    ], 2008

PROXY STATEMENT

Solicitation of Proxies by the Board of Directors

The First American Corporation’s Notice of Annual Meeting and Proxy Statement,

Annual Report and other proxy materials are available at

www.firstam.com/proxymaterials

Our board of directors (our “Board”) is soliciting proxies from holders of our common shares for use at the annual meeting of our shareholders to be held on December 10, 2008, at 2:00 p.m., Pacific time. The meeting will be held at the executive offices of The First American Corporation, a California corporation (our “Company” or “First American”), located at 1 First American Way, Santa Ana, California 92707. We have included a map and directions to our executive offices on the inside back cover of the proxy statement for your convenience.

The approximate date on which this proxy statement and the enclosed proxy card, notice of annual meeting, chairman’s letter and, unless previously received, 2007 annual report, will be first mailed to our shareholders is October [    ], 2008.

The remainder of this proxy statement has been divided into three sections. You should read all three sections.

I.	Questions and answers: This section provides answers to a number of frequently asked questions.

II.	Proposals to be voted on: This section provides information relating to the proposals to be voted on at the shareholders’ meeting.

III.	Required information: This section contains information that is required by law to be included in this proxy statement and which has not been included in Sections I or II.

I.    QUESTIONS AND ANSWERS

Why have I been sent these proxy materials?

Our Board has sent you this proxy statement and the accompanying proxy card to ask for your vote, as a shareholder of our Company, on certain matters that will be voted on at the annual meeting.

What matters will be voted on at the meeting?

•	the election of 17 persons to serve on the Board for the next year;

•	the approval of amendments to the Company’s Articles of Incorporation and Bylaws increasing the range in the number of directors that may serve on the Board from 9 to 17 to 10 to 18;

•	the ratification of the Company’s selection of PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the 2008 fiscal year; and

•	any other business properly raised at the meeting.

At the time this proxy statement was mailed, our Board was not aware of any other matters to be voted on at the annual meeting.

Who may attend the annual meeting?

All shareholders of First American.

Who is entitled to vote?

Shareholders of record as of the close of business on October 13, 2008, the record date, or those with a valid proxy from a bank, brokerage firm or similar organization that held our shares on the record date are entitled to vote on the matters to be considered at the annual meeting.

Who is a shareholder of record?

A shareholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.

How many shares are entitled to vote at the meeting?

As of the record date, 92,867,638 of our common shares, par value $1.00 per share, were issued, outstanding and entitled to vote at the meeting.

How many votes do I have?

Each common share is entitled to one vote on each proposal. However, if cumulative voting applies for the election of directors, you will be entitled to cast more than one vote for each nominee. See “What does it mean to cumulate a vote?” on pages 2 to 3 below.

How many votes are needed to elect each director?

Those candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected directors.

What does it mean to cumulate a vote?

In elections for directors, California law provides that a shareholder, or his or her proxy, may cumulate votes. That is, each shareholder has a number of votes equal to the number of shares owned, multiplied by the number of directors to be elected, and the shareholder may cumulate such votes for a single candidate, or distribute such votes among as many candidates as he or she deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been properly placed in nomination prior to the voting, and only if the shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes for the candidates in nomination. If one shareholder provides such notice, all shareholders may then vote cumulatively. Unless you give different instructions, your proxy gives discretionary authority to the appointees to vote your shares cumulatively. Cumulative voting does not apply to any proposal other than the election of directors.

Who are the director nominees?

The 17 nominees are:

Hon. George L. Argyros	James L. Doti	Frank E. O’Bryan	Virginia M. Ueberroth
Bruce S. Bennett	Lewis W. Douglas, Jr.	Roslyn B. Payne	Mary Lee Widener
J. David Chatham	Christopher V. Greetham	D. Van Skilling
Glenn C. Christenson	Parker S. Kennedy	Patrick F. Stone
Hon. William G. Davis	Thomas C. O’Brien	Herbert B. Tasker

See pages 8 through 10 for biographical information regarding the nominees.

Why is the Board recommending an increase in the range of directors that may serve on the Board?

If the shareholders approve the proposal to increase the range in the number of directors that may serve on the Board, the Board expects to create a vacancy and fill that vacancy with John Peace. The Board believes that the addition of Mr. Peace to the Board would be beneficial to the Company. Mr. Peace is the Chairman of Experian plc, parent company of the Company’s partner in its First American Real Estate Solutions LLC joint venture, which owns most of the Company’s information solutions businesses. Mr. Peace has extensive experience in private industry. In addition to serving as Chairman of Experian plc, which operates one of the largest credit reporting agencies in the world, Mr. Peace is Chairman of Burberry Group plc and Deputy Chairman and Senior Independent Director of Standard Chartered plc. He is also Chairman of the Board of Governors of Nottingham Trent University, Deputy Lieutenant for the County of Nottinghamshire, a Fellow of the Royal Society of Arts and Chairman of The Work Foundation. Previously he was Group Chief Executive of the former GUS plc from 2000 until 2006, having been a director of GUS since 1997.

How many votes are needed to increase the range of the number of directors that may serve on the Board?

The affirmative vote of a majority of the outstanding common shares of the Company is required to amend the Articles of Incorporation and Bylaws to increase the range of directors from 9 to 17 to 10 to 18.

How many votes are needed to ratify PwC as the Company’s independent registered public accounting firm?

A majority of the shares present and voting at the annual meeting are needed to ratify PwC as the Company’s independent registered public accounting firm.

What happens if the Company’s choice of PwC as its independent registered public accounting firm is not ratified by the shareholders?

If the shareholders do not ratify PwC as the Company’s independent registered public accounting firm for the 2008 fiscal year, the audit committee of the Board (the “Audit Committee”) will reconsider its choice of PwC as the

Company’s independent registered public accounting firm and may retain a different independent registered public accounting firm; however, the Audit Committee may nonetheless determine that it is in the Company’s, and its shareholders’, best interests to retain PwC as the Company’s independent registered public accounting firm. Additionally, even if shareholders ratify the Audit Committee’s selection of PwC as the Company’s independent registered public accounting firm, the Audit Committee may at any time determine that it is in the Company’s, and its shareholders’, best interests to retain a different firm.

How do I vote?

You can vote on matters that properly come before the meeting in one of four ways:

You may vote by mail.

You do this by signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone.

You do this by following the instructions accompanying the proxy card. If you vote your proxy by telephone, you do not have to mail in your proxy card. Some shareholders may not be able to vote their proxy by telephone.

You may vote on the Internet.

You do this by following the instructions accompanying the proxy card. If you vote your proxy on the Internet, you do not have to mail in your proxy card. Some shareholders may not be able to vote their proxy on the Internet.

You may vote in person at the meeting.

You can vote in person at the meeting. However, if you hold your shares in street name (in the name of a bank, broker or some other nominee), you must request and receive a legal proxy from the record owner prior to the meeting in order to vote at the meeting.

What happens if I sign and return my proxy card, but don’t mark my votes?

Parker S. Kennedy or Kenneth D. DeGiorgio, chairman of the board of directors and general counsel, respectively, will vote your shares in their discretion as proxies.

Can I revoke my proxy?

You have the power to revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing and returning another proxy with a later date;

•	submitting written notice of your revocation to our general counsel at our mailing address on the cover page of this proxy statement;

•	voting your proxy by telephone or on the Internet (only your latest proxy is counted); or

•	voting in person at the meeting.

What happens if my shares are held under the name of a brokerage firm?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers’ unvoted shares on certain “routine” matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting. You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

Who will count the votes?

An employee of the Company’s transfer agent will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What constitutes a “quorum?”

A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. A majority of the outstanding common shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Without a quorum, no business may be transacted at the annual meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the annual meeting may adjourn the annual meeting to another date, time and place. Abstentions and broker nonvotes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

What is a “broker nonvote” and how is it treated?

A “broker nonvote” occurs with respect to a proposal to be voted on if a broker or other nominee does not have the discretionary authority to vote shares and has not received voting instructions from the beneficial owners with respect to such proposal. Broker nonvotes are treated as present for purposes of establishing the presence or absence of a quorum. A broker nonvote on the election of directors or the ratification of the choice of PwC as our Company’s independent registered public accounting firm will not affect the results of the vote on such matters, since no absolute number of affirmative votes is required for passage of such proposals. But a broker nonvote on the proposal to increase the range of the number of directors that may serve on the Board will act like a “no” vote, since the affirmative vote of the majority of all outstanding shares is required to approve that proposal.

How are abstentions treated?

Abstentions are equivalent to “no” votes for all proposals other than the election of directors, since they are counted as present and voting. Because directors are elected by a plurality of the votes cast, abstentions have no effect on the election of directors.

What percentage of stock do the directors and executive officers own?

Together, they owned approximately 6.0% of our common shares as of the record date. See pages 12 through 14 for more details.

When are shareholder proposals for our next annual meeting due in order to be included in the proxy statement?

We will consider proposals submitted by shareholders for inclusion in the proxy statement for the annual meeting to be held in 2009 if they are received no later than [                    ], 2009. This date assumes that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the one year anniversary of the date of the current annual meeting. See page 58 for more details.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of shareholders, proxy statement and form of proxy, and the solicitation of the proxies?

The Company. We will also pay brokers and other nominees for the reasonable expenses of forwarding solicitation materials to their customers who own our common shares.

Who may solicit proxies?

In addition to this proxy statement, our directors, officers and other regular administrative employees may solicit proxies. None of them will receive any additional compensation for such solicitation. MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, has been engaged by the Company to solicit proxies at an estimated cost of $10,000 plus reimbursement of reasonable expenses.

How will solicitors contact me?

People soliciting proxies may contact you in person, by mail, by telephone, by e-mail or by facsimile.

Does our Board have any recommendations with respect to the listed proposals?

Our Board recommends you vote “FOR”: (1) all of its nominees for director; (2) the increase in the range of directors from 9 to 17 to 10 to 18; and (3) the ratification of PwC as our Company’s independent registered public accounting firm for the 2008 fiscal year.

Who are the largest principal shareholders outside of management?

The following table lists as of the record date the persons or groups of shareholders who are known to us to be the beneficial owners of 5% or more of our common shares. The information regarding beneficial owners of 5% or more of our common shares was gathered by us from the filings made by such owners with the Securities and Exchange Commission (the “SEC”) or from informal sources. Shares that may be acquired within 60 days are treated as outstanding for purposes of determining the amount and percentage beneficially owned. This table does not include shares beneficially owned by our directors and officers and entities controlled by them. See the table headed “Security Ownership of Management” on pages 12 through 14 for that information.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Fidelity Management Trust Company	7,243,246	(1)	7.8%
Highfields Capital Management LP	8,787,879	(2)	9.5%
Glenview Capital Management, LLC	6,896,472	(3)	7.4%

(1)

The shares set forth in the table are held as of October 13, 2008 by Fidelity Management Trust Company as trustee pursuant to The First American Corporation 401(k) Savings Plan. The investment options available to participants in the plan include a “Company Stock Fund,” which invests in Company common shares, as well as amounts previously held under the Company’s Employee Profit Sharing and Stock Ownership Plan (“ESOP”), which was merged into the 401(k) Savings Plan in December 2001. Thus, the table reflects the ESOP accounts as well as accounts in the Company Stock Fund. The governing documents require the trustee to vote the shares as directed by the plan participants for whose benefit the shares are held. The transfer agent will tabulate the voting directions of all participants who wish to provide such directions to Fidelity. Neither the transfer agent nor Fidelity will provide the individual or aggregate participant voting directions to the Company, unless otherwise required by law. Shares for which no direction is received by the trustee from the participants are voted in the same proportion as are the shares for which directions are received. The trustee’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)

According to the Schedule 13D/A filed on April 14, 2008 by Highfields Capital Management LP, each of Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC, Jonathan S. Jacobson, and Richard L. Grubman may be deemed to be the beneficial owner of 8,787,879 shares, and Highfields Capital III L.P. may be deemed the beneficial owner of 6,056,042 shares. The address of the principal business office of each of these entities and individuals is John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116.

(3)	According to the Schedule 13G filed on March 21, 2008 by Glenview Capital Management, LLC and Lawrence M. Robbins, each of Glenview Capital Partners, L.P., Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P., GCM Little Arbor Master Fund, Ltd., GCM Little Arbor Institutional Partners, L.P., GCM Little Arbor Partners, L.P., GCM Opportunity Fund, L.P., Glenview Capital Opportunity Fund, L.P. and Glenview Offshore Opportunity Master Fund, Ltd. hold Company common shares in accounts that are managed by Glenview Capital Management, LLC. Mr. Robbins is the chief executive officer of Glenview Capital Management, LLC. The address of the principal business office of each of these entities and Mr. Robbins is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

II.    PROPOSALS

Item 1. Election of Directors

Our Articles of Incorporation and Bylaws require that directors be elected annually, and currently fix the range of directors between 9 and 17. The Bylaws permit the Board of Directors to specify the exact number of directors within the range provided in the Articles of Incorporation and Bylaws. The Board has resolved, subject to shareholder approval of the increased range, to specify the exact number at 18 directors, which would create a vacancy on the Board. The vacancy will be created only if the shareholders approve the second proposal discussed below, and only after the conclusion of the annual meeting when the Company files the amendment to its Articles of Incorporation with the California Secretary of State. Therefore, at the time of the annual meeting the size of the Board will be 17 members, and accordingly, the Board has nominated 17 individuals for election at the meeting. The 17 nominees receiving the highest number of votes will be elected to the Board, to serve until the next annual meeting or as soon thereafter as their successors are duly elected and qualified.

Votes by the Company’s proxy holders will be cast in such a way as to effect the election of all nominees listed below or as many as possible under the rules of cumulative voting. Unless otherwise specified by you in your proxy card, the proxies solicited by our Board will be voted “FOR” the election of these nominees. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by our Board. Our Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

The following list provides information with respect to each person nominated and recommended to be elected by our Board. See the section entitled “Security Ownership of Management,” which begins on page 12, for information pertaining to stock ownership of the nominees. There are no family relationships among any of the nominees or any of the executive officers of the Company. The Company has appointed Messrs. Bruce S. Bennett, Glenn C. Christenson, Christopher V. Greetham, Thomas C. O’Brien and Patrick F. Stone for election to the Board pursuant to an agreement with Highfields Capital Management LP dated April 10, 2008, as discussed in the Company’s Current Report on Form 8-K dated April 10, 2008. Also, pursuant to a contract, the Company is required to recommend one nominee of Experian Information Solutions, Inc. to the nominating committee as a candidate for election to the Board. Director D. Van Skilling was appointed to the Board in 1998 as Experian’s nominee. There are no other arrangements or understandings between any director and any other person pursuant to which any director was or is to be selected as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES:

Name	Age	Principal Occupation(s) Since 2002 (arranged by title, company & industry)	Director Since		Directorships Held in Other Public Companies(1)

Hon. George L. Argyros	71	Chairman and Chief Executive Officer Arnel & Affiliates diversified investment company	2005	(2)	DST Systems, Inc.

Bruce S. Bennett	50	Founding Partner Hennigen, Bennett & Dorman , LLP legal services	2008		None

J. David Chatham	58	President and Chief Executive Officer Chatham Holdings Corporation real estate development and associated industries	1989		First Advantage Corporation

Glenn C. Christenson	59	Managing Director (2007 – present) Velstand Investments, LLC Executive Vice President and Chief Financial Officer (1990 – 2007) Station Casinos, Inc. gaming and entertaining	2008		Sierra Pacific Resources

Name	Age	Principal Occupation(s) Since 2002 (arranged by title, company & industry)	Director Since		Directorships Held in Other Public Companies(1)

Hon. William G. Davis	79	Counsel Torys LLP legal services	1992		None

James L. Doti	62	President and Donald Bren Distinguished Chair of Business and Economics Chapman University education	1993		Fleetwood Enterprises, Inc., and Standard Pacific Corp.

Lewis W. Douglas, Jr.	84	Chairman Stanley Energy, Inc. oil exploration	1971	(3)	None

Christopher V. Greetham	63	Executive Vice President and Chief Investment Officer (1996 – 2006) XL Capital Ltd. property and casualty insurance and reinsurance	2008		Axis Capital Holding Limited

Parker S. Kennedy	60	Chairman of the Board and Chief Executive Officer (2003 – present) President (1993 – 2004) The First American Corporation business information and related products and services	1987		First Advantage Corporation

Thomas C. O’Brien	54	Chief Executive Officer and President Insurance Auto Auctions Inc. specialized services for automobile insurance	2008		KAR Holdings, Inc.

Frank E. O’Bryan	75	Private Investor (2004 – present) Chairman of the Board (1997 – 2003) WMC Mortgage Corporation mortgage lending	1994		Ares Capital Corporation

Roslyn B. Payne	62	President Jackson Street Partners, Ltd. real estate venture capital and investments	1988		None

D. Van Skilling	75	President (1999 – present) Skilling Enterprises private investments	1998		First Advantage Corporation and ONVIA, Inc.

Patrick F. Stone	61	Chairman (2005 – present) The Stone Group commercial real estate brokerage and development Vice Chairman (2004 – 2007) Metrocities Mortgage Corporation mortgage banking Chief Executive Officer (2002 – 2004) Fidelity National Information Systems business information	2008		None

Name	Age	Principal Occupation(s) Since 2002 (arranged by title, company & industry)	Director Since	Directorships Held in Other Public Companies(1)

Herbert B. Tasker	72	Chairman and Chief Executive Officer (2005 – present) Mason McDuffie Mortgage Corporation mortgage banking Mortgage Industry Consultant (2004 –2005) Vice Chairman and Managing Director (1999 – 2004) Centre Capital Group, Inc. mortgage conduit	2002	None

Virginia M. Ueberroth	68	Chairman Ueberroth Family Foundation philanthropy	1988	None

Mary Lee Widener	70	President and Chief Executive Officer (1974 – present) Neighborhood Housing Services of America, Inc. nonprofit housing agency	2006	The PMI Group, Inc.

(1)	For these purposes, “Public Company” refers to a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

(2)	Mr. Argyros was also a director of our Company from 1988 to 2001 and was the United States Ambassador to Spain and Andorra from 2001 to 2004.

(3)	Mr. Douglas also was a director of our Company from 1961 to 1967.

Item 2. Amendments to Increase the Range of the Number of Directors on the Board

Currently, both the Articles of Incorporation and the Bylaws of the Company specify that the number of directors shall be no less than 9 nor more than 17. The Board has approved an amendment to the Company’s Articles of Incorporation and Bylaws to increase the specified range of directors to a range of 10 to 18. That amendment is subject to shareholder approval. Contingent on approval of the foregoing increase in the range, the Board has also approved an increase in the exact number of directors on the Board from 17 to 18. The increase in the range of the number of directors and accompanying increase in the size of the Board would create a vacancy on the Board, and it is anticipated that the Board will appoint John Peace to fill that vacancy. For more information, see the discussion under the question entitled “Why is the Board recommending an increase in the range of directors that may serve on the Board?” on page 3. The Board believes that this action is in the best interests of the Company’s shareholders and recommends that the shareholders vote “FOR” the amendments specified below.

Currently, Article FIFTH of First American’s Restated Articles of Incorporation reads as follows:

“FIFTH: The number of directors of this Corporation shall be no less than nine (9) nor more than seventeen (17).”

The Board has approved, and is asking the shareholders to approve, an amendment to Article FIFTH of the Articles of Incorporation, as follows:

“FIFTH: The number of directors of this Corporation shall be no less than ten (10) nor more than eighteen (18).”

Currently, the first sentence of Section 2, Article III of the Company’s Bylaws reads as follows:

“The number of directors of the corporation shall be no less than 9 nor more than 17.”

The Board has approved, and is asking the shareholders to approve, an amendment to Section 2, Article III of the Bylaws, as follows:

“The number of directors of the corporation shall be no less than 10 nor more than 18.”

The Board has approved of a further amendment to the Bylaws, subject to shareholder approval of this proposal, to permit the Board to establish the number of directors, within the specified range, by resolution, as opposed to an amendment to the Bylaws. The relevant portions of the Bylaws, as amended pursuant to this proposal and pursuant to the resolution of the Board, are shown in their entirety on Appendix A hereto, with deletions indicated by strike-outs and additions indicated by underlining.

The amendments to the Articles of Incorporation and Bylaws will become effective upon filing of the amendment to the Articles of Incorporation with the California Secretary of State, which is anticipated to occur promptly after shareholder approval has been obtained.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE FOREGOING AMENDMENTS.

Item 3. Ratification of Selection of Independent Auditor

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Representatives of PwC are expected to be present at the annual meeting, and, if they do attend the annual meeting, will have an opportunity to make a statement and be available to respond to appropriate questions.

Selection of our independent registered public accounting firm is not required to be submitted for shareholder approval, but the Audit Committee is seeking ratification of its selection of PwC from our shareholders as a matter of good corporate governance. If the shareholders do not ratify this selection, the Audit Committee will reconsider its selection of PwC and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company’s best interests and those of its shareholders.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PwC as our Company’s independent registered public accounting firm for the 2008 fiscal year.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOREGOING PROPOSAL TO RATIFY THE SELECTION OF PwC AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

III.    REQUIRED INFORMATION

Security Ownership of Management

The following table sets forth the total number of our common shares beneficially owned and the percentage of the outstanding shares so owned as of the record date by:

•	each director (and each nominee for director);

•	each named executive officer; and

•	all directors and executive officers as a group.

Unless otherwise indicated in the notes following the table, the shareholders listed in the table are the beneficial owners of the listed shares with sole voting and investment power (or, in the case of individual shareholders, shared power with such individual’s spouse) over the shares listed. Shares subject to rights exercisable within 60 days after the record date are treated as outstanding when determining the amount and percentage beneficially owned.

Shareholders	Number of Common shares	Percent if greater than 1%
Directors
George L. Argyros(1)	1,109,968	1.2%
Bruce S. Bennett	5,600	—
J. David Chatham	39,971	—
Glenn C. Christenson	14,000	—
Hon. William G. Davis	5,805	—
James L. Doti	18,626	—
Lewis W. Douglas, Jr.	38,215	—
Christopher V. Greetham	14,000	—
Parker S. Kennedy(2)	3,278,551	3.5%
Thomas C. O’Brien	2,500	—
Frank E. O’Bryan	42,575	—
Roslyn B. Payne(3)	88,650	—
D. Van Skilling(4)	33,355	—
Patrick F. Stone	44,207	—
Herbert B. Tasker	18,433	—
Virginia M. Ueberroth(5)	110,355	—
Mary Lee Widener	555	—

Named executive officers who are not directors
Frank V. McMahon	152,477	—
Dennis J. Gilmore	212,626	—
Curt G. Johnson	32,015	—
Barry M. Sando	191,227	—

All directors, named executive officers and other executive officers as a group (25 persons)	5,617,112	6.0%

The shares set forth in the table above include those that the following individuals have the right to acquire within 60 days of October 13, 2008, the record date for the annual meeting:

Individuals	Shares
George L. Argyros	5,000
Bruce S. Bennett	—
J. David Chatham	11,750
Glenn C. Christenson	—
Hon. William G. Davis	5,000
James L. Doti	5,000
Lewis W. Douglas, Jr.	11,750
Christopher V. Greetham	—
Parker S. Kennedy	360,000
Thomas C. O’Brien	—
Frank E. O’Bryan	11,750
Roslyn B. Payne	11,750
D. Van Skilling	11,750
Patrick F. Stone	—
Herbert B. Tasker	5,000
Virginia M. Ueberroth	5,000
Mary Lee Widener	—
Frank V. McMahon	120,000
Dennis J. Gilmore	196,000
Curt G. Johnson	23,500
Barry M. Sando	184,000

(1)	Includes 235,534 shares held in the Argyros Family Trust, for the benefit of Mr. Argyros and his family members and over which Mr. Argyros has voting and dispositive power; 3,400 shares held by Mr. Argyros as trustee, with investment power over such securities, of a trust for the benefit of a family member; 3,900 shares held in a trust for the benefit of another family member for which Mr. Argyros does not serve as trustee but over which Mr. Argyros has investment power; 125 shares held in a Uniform Transfers to Minors Act custodial account for which Mr. Argyros serves as the custodian; 7,513 shares held by a trust for which Mr. Argyros is not a trustee, over which Mr. Argyros may be deemed to have investment power; 720,041 shares are held by a nonprofit corporation whose six-member board of directors includes Mr. Argyros and his wife, which board directs the voting and disposition of such shares; 18,800 shares held by another nonprofit corporation with a five-member board, including Mr. Argyros, having similar voting and dispositive power; and an aggregate of 114,700 shares held by two companies of which Mr. Argyros is the sole shareholder, chief executive officer and a director. Mr. Argyros disclaims beneficial ownership of all shares included in the table which are held by a nonprofit corporation or by a trust for which Mr. Argyros is not the beneficiary.

(2)	Of the shares credited to Parker S. Kennedy, chairman of the board and chief executive officer of the Company, 11,154 shares are held directly and 2,896,086 shares are held by Kennedy Enterprises, L.P., a California limited partnership of which Mr. Kennedy is the sole general partner. The limited partnership agreement pursuant to which the partnership was formed provides that the general partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, including the power to vote securities held by the partnership, provided that the general partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of the Company without the prior written consent of all of the limited partners. Of the shares held by the partnership, 462,885 are allocated to the capital accounts of Mr. Kennedy. The balance of the shares held by the partnership is allocated to the capital accounts of the other limited partners, who are relatives of Mr. Kennedy. Except to the extent of his voting power over the shares allocated to the capital accounts of the limited partners, Mr. Kennedy disclaims beneficial ownership of all shares held by the partnership other than those allocated to his own capital accounts.

(3)	Includes 7,500 shares held by a nonprofit corporation for which Ms. Payne and her spouse serve as officers and directors. In her capacity as an officer of that corporation, Ms. Payne has the power, as do certain other officers, to direct the voting and disposition of the shares.

(4)	Includes 2,365 shares held by a nonprofit corporation for which Mr. Skilling serves as a director and officer. In his capacity as an officer, Mr. Skilling has the power, acting alone, to direct the voting and disposition of the shares. Also includes 2,356 shares held in three trusts for which Mr. Skilling serves as the trustee. In this position, Mr. Skilling has the power to direct the voting and disposition of the shares.

(5)	The shares set forth in the table include 5,000 shares held by a nonprofit corporation of which Ms. Ueberroth is an officer and whose six-member board of directors is composed of Ms. Ueberroth and her husband and children. In her capacity as an officer of that corporation, Ms. Ueberroth has the power, as do certain other officers, to direct the voting and disposition of the shares. Ms. Ueberroth disclaims beneficial ownership of these shares.

Board and Committee Meetings

Our Board held ten meetings during 2007. Each director attended 75% or more of the meetings of the Board and the committees (if any) on which the director served. From time to time, our Board may act by unanimous written consent as permitted by the laws of the State of California.

Audit Committee

The members of the Audit Committee are Messrs. Chatham (chairman), Christenson and Skilling and Ms. Payne. The functions performed by this committee include reviewing internal auditing procedures and results, selecting our independent registered public accounting firm, directing and supervising investigations into matters within the scope of its duties, reviewing with the independent registered public accounting firm the plan and results of its audit and determining the nature of other services to be performed by, and fees to be paid to, such firm. During 2007, our Audit Committee met ten times. This committee’s charter is posted in the corporate governance section of our Web site at www.firstam.com, and is also available in print to any shareholder who requests it. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement. Our Board of Directors has determined that Messrs. Christenson and Skilling and Ms. Payne are audit committee financial experts within the meaning of the SEC’s rules and regulations and that each member of the Audit Committee meets the requirement of independence established in the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange Listing Standards.

Compensation Committee

The members of the Compensation Committee are Messrs. Argyros, Davis, Doti, Douglas (chairman), Greetham, O’Brien and Tasker. This committee establishes compensation rates and procedures with respect to our executive officers, including bonus awards, monitors our equity compensation plans and makes recommendations to the Board regarding director compensation. During 2007, our Compensation Committee met eight times. This committee’s charter is posted in the corporate governance section of our Web site at www.firstam.com, and is also available in print to any shareholder who requests it. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement.

Nominating and Corporate Governance Committee

The members of this committee are Messrs. Bennett, Davis (chairman), Douglas, O’Brien and Skilling and Ms. Ueberroth. This committee is responsible for identifying individuals qualified to become directors of our Company; recommending that the Board select the nominees identified by the committee for all directorships to be filled by the Board or by the shareholders; and developing, recommending to the Board and periodically reviewing the corporate governance principles applicable to our Company. This committee held five meetings during 2007. This committee’s charter is posted in the corporate governance section of our Web site at www.firstam.com, and is also available in print to any shareholder who requests it. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement. The committee believes that it has adequate perspectives and resources, including the ability to retain any search firm, on the basis of which to assess the need for additional or new directors and for identifying and evaluating potential candidates for nomination to stand for election as directors. Accordingly, at this time the committee does not intend to consider nominees recommended by shareholders unless our Company is legally required to do so, such as by contract with any such shareholders.

As stated in the above-mentioned charter, in identifying candidates for membership on our Board, the committee takes into account all factors it considers appropriate, including some or all of the following: strength of character, an inquiring and independent mind, practical wisdom, mature judgment, career specialization, relevant technical skills, reputation in the community, diversity and the extent to which the candidate would fill a present need on the Board. The committee makes recommendations to the full Board as to whether or not incumbent directors should stand for re-election. However, if our Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of such directors generally is not subject to the committee process for identifying and evaluating nominees for director. The committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates and may engage a search firm to assist in identifying potential candidates for nomination.

Independence of Directors

The Board has affirmatively determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, as well as each other member of the Board, except Parker S. Kennedy and Mary Lee Widener (who are not independent), is “independent” as that term is defined in the corporate governance rules of the New York Stock Exchange for listed companies, and that each member of the Audit Committee is independent under the additional standards applicable to that committee. In making these determinations, the Board considered the following relationships between directors and the Company: Mr. Argyros and Ms. Payne are affiliated with entities that do business with the Company in the ordinary course from time to time; Mr. Davis is of counsel to a Canadian law firm that has been retained by the Company from time to time, although his compensation is not affected by the Company’s relationship with that firm; and each of Messrs. Argyros, Doti and O’Bryan and Ms. Ueberroth is affiliated with a nonprofit organization to which the Company and/or its management has made donations from time to time. Each of the relationships above, while considered by the Board, falls within the Company’s categorical independence standards contained in the Board’s corporate governance guidelines, which are available on the corporate governance section of the Company’s Web site at www.firstam.com. In addition to those standards, the Board previously determined that reimbursed perquisites received by members of the Board do not constitute material relationships and therefore do not affect director independence under applicable rules. Mr. O’Bryan reimbursed the Company for the value of past perquisites in satisfaction of this categorical standard. In addition to the relationships described above, Ms. Payne’s cousin was part of a team that performed communications services for the Corporation during the past year and Mr. O’Bryan continues to occupy space within the building housing the Company’s principal office, for which he continues to pay the Company rent at a market rate.

Lead Director

Our Board has elected D. Van Skilling as its lead non-management director. The lead director is responsible for chairing the regularly scheduled executive sessions of the non-management directors, which are those directors who are not officers of our Company.

Director Attendance at Annual Meetings

Our directors are expected to attend the annual meetings of our shareholders. Each of the Company’s 11 current directors who were also directors at the time of last year’s annual meeting were in attendance at that meeting, with the exception of Mr. Davis.

Shareholder and Interested Party Communications with Directors

Shareholders and other interested parties may communicate directly with any or all of the non-management directors of our Company by writing to such director(s) at the business addresses provided under each director’s name in the corporate governance section of our Web site at www.firstam.com. Directors receiving such communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to the full Board or to an appropriate committee of the Board.

The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters, and for the submission by our employees of concerns regarding questionable accounting or auditing matters. Our 24-hour, toll-free hotline is available for the submission of such concerns or complaints at 1-800-589-3259. To the extent required by applicable law, individuals wishing to remain anonymous or to otherwise express their concerns or complaints confidentially are permitted to do so.

Transactions with Management and Others

On February 27, 2006, the Company loaned $7,500,000 to NHSA JPS LLC (“NHSA”), a Delaware limited liability company affiliated with Neighborhood Housing Services of America, Inc., of which Ms. Widener is president and chief executive officer, pursuant to the terms and conditions of a loan agreement between the Company and NHSA. The loan bears interest at a rate of 2% per year, and matures in 2016. On November 3, 2006, the loan amount was increased to $9,500,000. During 2007, interest payments totaled $190,000. No principal payments have been due or made and the outstanding loan balance is $9,500,000. The loan agreement provides that a portion of the loan proceeds is to be used as a loan loss reserve for two loan pools collectively known as the “Anthem Loan Pools,” and a portion is to be used as working capital for operation of the “Anthem Project.” The Anthem Project involves a loan underwriting and funding program administered by NHSA that is designed to make prime grade home loans with prime grade pricing and mortgage insurance available to emerging markets borrowers who are rated as creditworthy through use of the Company’s proprietary Anthem credit scoring system as a guide in the loan approval process. The loan is secured by a Collateral Trust Agreement between the Company, NHSA and Union Bank of California, N.A., as trustee, whereby, in the event of a default by NHSA in the performance of obligations specified in the loan agreement or the related promissory note or the Collateral Trust Agreement, interest or other income accruing from certain home loan proceeds and investments of the Anthem Project would be applied toward payment of outstanding amounts due from NHSA to the Company under the promissory note and above-mentioned agreements, after payment of collection and other costs, including the fees and expenses of the trustee.

Last year, the Board adopted a written policy regarding related party transactions, which generally prohibits transactions between the Company and/or its affiliates, on the one hand, and the Company’s directors, officers (or officers of affiliates) or shareholders holding in excess of 5% of the Company’s common shares, on the other hand, without prior approval. The approving body may be either the Board or the Nominating and Corporate Governance Committee, or, if the proposed transaction involves $1,000,000 or less and it is impractical to seek the approval of the Board or that committee, then the chairman of the Nominating and Corporate Governance Committee may review and pre-approve of the transaction (or the chairman of the Audit Committee if the chairman of the Nominating and Corporate Governance Committee is a party to the transaction). The policy prohibits directors of the Company from entering into any transaction with the Company or any of its affiliates outside of the ordinary course of business, except for transactions previously approved by the Board and in effect on the date the policy took effect.

Certain transactions are excluded from the application of the policy and are therefore permitted without prior approval. For example, compensatory arrangements for service as an officer or director of the Company are excluded from the policy, as are transactions between the Company and its affiliates (other than directors and officers). In cases where the potential transaction would involve the officer, director or large shareholder only in an indirect fashion, the policy does not apply where such indirect interest results solely from ownership less than

10% of, or being a director of, the entity entering into the transaction with the Company. In addition, arms length ordinary course transactions involving annual payments of $100,000 or less are permitted without prior approval.

Since January 1, 2007, Highfields Capital Management LP, and Glenview Capital Management, LLC, shareholders holding in excess of 5% of the Company’s common shares, purchased approximately $555,000 and $245,000, respectively, of data and analytics products from the Company. These purchases did not receive the requisite prior approval under the policy discussed above. Such purchases occurred on an arms-length basis and the Nominating and Corporate Governance Committee has since ratified such purchases.

Executive Officers

The following provides information regarding the Company’s executive officers.

Name	Position(s) Held	Age
Parker S. Kennedy	Chairman of the Board, Chief Executive Officer	60
Frank V. McMahon	Vice Chairman	48
Dennis J. Gilmore	Chief Operating Officer	50
Max O. Valdes	Chief Financial Officer, Chief Accounting Officer and Senior Vice President	53
Anand K. Nallathambi	Chief Executive Officer of First Advantage Corporation	47
Barry M. Sando	President of Information and Outsourcing Solutions Segment	49
George S. Livermore	President of Data and Analytic Solutions Segment	48
Kenneth D. DeGiorgio	Senior Vice President, General Counsel and Secretary	37

All officers of the Company are appointed annually by the Board on the day of its election.

•

Parker S. Kennedy was named chairman and chief executive officer of the Company in 2003. He served as its president from 1993 to 2004 and was an executive vice president of the Company from 1986 to 1993. He has been employed by the Company’s subsidiary, First American Title Insurance Company, since 1977 and became a vice president of that company in 1979 and a director in 1981. During 1983, he was appointed executive vice president of First American Title Insurance Company, and in 1989 was appointed its president. He now serves as its chairman, a position to which he was appointed in 1999.

•

Frank V. McMahon was named vice chairman and chief financial officer of the Company effective March 31, 2006. On April 10, 2008, he relinquished his position as chief financial officer to focus his attention on the information solutions business which he leads. Mr. McMahon has also served as a director of the Company’s subsidiary, First Advantage Corporation, since 2006. Mr. McMahon was a managing director of Lehman Brothers Holdings, Inc., from 1999 to 2006.

•

Dennis J. Gilmore was named chief operating officer of the Company in 2004 and currently leads the financial services business and serves as president of the Company’s subsidiary, First American Title Insurance Company. He served as an executive vice president of the Company from 2003 to 2004 and served as president of the property information business segment (now known as the data and analytic solutions segment) from 1998 to 2005. He established and managed the Lenders Advantage division of First American Title Insurance Company, from 1993 to 1998 and was employed by the Company’s tax service subsidiary from 1988 to 1993.

•

Max O. Valdes has served as the Company’s chief financial officer since April 10, 2008, a position he also served in between January 2006 and March 2006. He also has served as senior vice president and chief accounting officer of the Company since 2006, and as vice president and chief accounting officer from 2002 to 2006. Prior to that time, Mr. Valdes served as the Company’s controller. He has been employed by the Company since 1988.

•

Anand K. Nallathambi was appointed to serve as chief executive officer of First Advantage Corporation in March 2007 and president of First Advantage in September 2005 following First Advantage’s acquisition of the Company’s credit information group. Prior to joining First Advantage, Mr. Nallathambi served as president of the Company’s credit information group and as president of First American Appraisal Services from 1996 to 1998.

•

Barry M. Sando serves as president of the Company’s information and outsourcing solutions business segment, a position he has held since 1997. He was president of the Company’s flood zone certification subsidiary during 1997, served as its executive vice president from 1995 to 1997, and was employed by the Company’s tax service subsidiary from 1991 to 1995.

•

George S. Livermore serves as president of the Company’s data and analytic solutions business segment, a position he has held since September, 2005. He was president of First American Real Estate Solutions L.P. since its formation in 1998.

•

Kenneth D. DeGiorgio was named senior vice president and general counsel of the Company in 2004. In 2006, he also became the Company’s secretary. Mr. DeGiorgio was vice president and associate general counsel of the Company from 2001 to 2004, and served as regulatory and acquisition counsel from 1999 to 2001.

Executive Compensation

Compensation Tables

The following tables set forth compensation information for the Company’s “named executive officers.” Pursuant to applicable rules, the Company’s named executive officers consist of the individuals serving as the chief executive officer and chief financial officer at any time during 2007 and the Company’s three other most highly compensated executive officers who were serving as executive officers as of December 31, 2007. Further description of the information contained in these tables can be found in the “Compensation Discussion and Analysis” section, which follows the tables.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compen- sation ($)		Total ($)
Parker S. Kennedy	2007	750,000		0		882,344		712,716		1,135,626	18,836	(5)	3,499,522
Chairman and Chief Executive Officer	2006	750,000		912,500	(4)	0		1,251,105		1,340,037	54,038	(5)	4,307,682

Frank V. McMahon	2007	698,629		0		867,915		592,320	800,000	372,001	28,316	(8)	3,359,181
Vice Chairman	2006	550,000	(6)	875,000		197,604	(7)	441,963	0	81,608	21,900	(8)	2,168,085

Dennis J. Gilmore	2007	647,885		0		555,322		503,426	750,000	187,026	42,075	(9)	2,685,734
Chief Operating Officer	2006	600,000		890,000		0		890,159	0	660,278	38,022	(9)	3,078,460

Barry M. Sando	2007	525,000		0		272,940		435,117	540,000	91,281	10,655		1,874,933
President, Information and Outsourcing Solutions Segment	2006	525,000		865,000		0		771,672	0	340,487	47,788	(10)	2,549,947

Curt G. Johnson	2007	541,462		0		297,426		53,371	725,000	424,650	9,113		2,051,021
President, Title Insurance and Services Segment

Notes:

(1)	Includes First Advantage Corporation restricted stock unit (RSU) awards during 2007 to Mr. Kennedy and Mr. McMahon in connection with their service on the First Advantage Corporation board of directors. Mr. Kennedy and Mr. McMahon have agreed to remit to the Company any after-tax benefit of such awards.

(2)	The Company did not award options to the named executive officers in 2007. Value reflects the FAS 123R fair value of awards amortized over the vesting period. Fair value was determined by using a lattice option pricing model in 2006 and a Black-Scholes methodology for prior years with the following assumptions:

	2006	2005	2004	2003	2002
Dividend yield	1.6% - 1.8%	1.5% - 2.3%	2.0% - 2.4%	1.8%	1.9%
Expected volatility	25.0%	39.7% - 41.4%	41.9% - 44.2%	45.1%	48.9%
Risk free average interest rate	4.3% -4.8%	3.7% - 4.3%	3.7% - 4.2%	4.2%	4.2%
Expected term (years)	4.0 - 5.0	5.4 - 5.9	5.9 - 6.3	7	7

Also reflects option awards for board service at First Advantage Corporation to Mr. Kennedy and Mr. McMahon. Mr. Kennedy and Mr. McMahon have agreed to remit to the Company any after tax benefit they receive as a result of the awards. First Advantage utilized a lattice option pricing model in 2006 with the following assumptions: expected volatility (30%), risk free average interest rate (4.56%-4.81%), and expected term (5 years). Prior to 2006, First Advantage utilized a Black-Scholes methodology with the following assumptions: for 2005, volatility (25%), term (6 years), risk free rate (4.52%); for 2004, volatility (34%), term (9 years), risk free rate (4.13%); and for 2003, volatility (34%), term (9 years), risk free rate (3.24%). All years assumed a 0% dividend yield.

(3)	Reflects the change in the present value of the life annuity from the fiscal year end 2006 to 2007 for both the qualified and non-qualified pension plans (entitled The First American Corporation Pension Plan, The First American Corporation Pension Restoration Plan and The First American Corporation Executive Supplemental Benefit Plan). It does not include earnings under the deferred compensation plan as such earnings are neither above market nor preferential. The Company’s deferred compensation plan provides a return based on a number of mutual fund investment choices. See Pension Benefits table on page 24 for assumptions.

(4)	On February 27, 2007, at Mr. Kennedy’s request, the Company’s Compensation Committee shifted $500,000 of his cash bonus for service in 2006 to RSUs which vest over five years and were issued on March 5, 2007. The actual cash payment was therefore reduced to $412,500.

(5)	In 2007, this amount consists of (a) Company contributions of $6,600 to his account in the Company’s tax qualified 401(k) Savings Plan, (b) use of Company residences valued at $3,700 and (c) Company-paid club membership dues of $8,536. In 2006, this amount consists of (a) Company contributions of $12,600 to his account in the Company’s tax qualified 401(k) Savings Plan, (b) Company car allowance and estimated value of Company-paid gas totaling $15,440, (c) Company-paid club membership dues of $18,098, (d) estimated value of personal use of Company-owned residences of $7,000 and (e) fees for attending board meetings of the Company totaling $900.

(6)	Reflects Mr. McMahon’s salary for the period from his hire date of March 31, 2006 through December 31, 2006.

(7)	Reflects the expense taken by the Company in 2006 in connection with Mr. McMahon’s new hire grant of 33,334 RSUs valued at the closing price on the March 31, 2006 grant date of $39.16 per share.

See “Grants of Plan Based Awards” on page 21 for additional information regarding this grant.

(8)	In 2007, this amount consists of (a) Company contributions of $6,600 to his account in the Company’s tax qualified 401(k) Savings Plan, (b) Company car allowance of $10,800 and (c) Company-paid club membership dues of $10,915. In 2006, this amount consists of (a) Company car allowance of $9,900, (b) Company-paid club membership dues of $5,400 and (c) fees for attending board meetings of the Company and its subsidiaries totaling $6,600.

(9)	In 2007, this amount consists of (a) Company contributions of $6,600 to his account in the Company’s tax qualified 401(k) Savings Plan, (b) life insurance premiums of $233, (c) Company car allowance of $10,080 and (d) Company-paid club membership dues of $25,162. In 2006, this amount consists of (a) Company contributions of $12,600 to his account in the Company’s tax qualified 401(k) Savings Plan, (b) Company car allowance of $13,200, (c) Company-paid club membership dues of $10,584, (d) estimated value of the use of Company-owned season tickets of $520, (e) life insurance premiums of $218 and (f) fees for attending board meetings of the Company totaling $900.

(10)	This amount consists of (a) Company contributions of $12,600 to his account in the Company’s tax qualified 401(k) Savings Plan, (b) Company car allowance and estimated value of Company-paid gas totaling $10,900, (c) Company-paid club membership dues of $19,440, (d) estimated value of the use of Company-owned season tickets of $1,200 and (e) life insurance premiums of $3,648.

Grants of Plan-Based Awards

The following table contains information concerning awards of restricted stock units (RSUs) and performance units made to each of the named executive officers during fiscal year 2007. In February 2007, the Company repriced unexercised options that were held by named executive officers of the Company and with respect to which the Company used an incorrect measurement date for accounting purposes. The Company only repriced those options where the resulting strike price was higher than the original strike price. For further discussion, see the “Compensation Discussion and Analysis” section commencing on page 39.

Name	Grant Date	Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Parker S. Kennedy	4/26/2007	4/26/2007	(1)							2,838	$64,990
	3/5/2007	1/9/2007	(2)				—	29,637	—		$1,412,499
	3/5/2007	1/9/2007	(3)				—	15,736	—		$749,978
	3/31/2007	3/20/2007	(4)	—	—	1,825,000

Frank V. McMahon	4/26/2007	4/26/2007	(1)							2,838	$64,990
	3/5/2007	1/9/2007	(2)				—	18,359	—		$874,990
	3/5/2007	1/9/2007	(3)				—	14,687	—		$699,982
	3/31/2007	3/20/2007	(4)	—	—	1,750,000

Dennis J. Gilmore	3/5/2007	1/9/2007	(2)				—	17,310	—		$824,995
	3/5/2007	1/9/2007	(3)				—	13,638	—		$649,987
	3/31/2007	3/20/2007	(4)	—	—	1,650,000

Barry M. Sando	3/5/2007	1/9/2007	(2)				—	4,196	—		$199,981
	3/5/2007	1/9/2007	(3)				—	11,015	—		$524,975
	3/31/2007	3/20/2007	(4)	—	—	1,600,000

Curt G. Johnson	3/5/2007	1/9/2007	(2)				—	5,035	—		$239,968
	3/5/2007	1/9/2007	(3)				—	11,540	—		$549,996
	3/31/2007	3/20/2007	(4)	—	—	1,920,000

(1)	Grant represents RSUs that convert to full-value shares of First Advantage Corporation Class A common stock, granted for service as a director of First Advantage. These awards vest over a three-year period commencing on the first anniversary date of grant. Mr. Kennedy and Mr. McMahon have agreed to remit to the Company any after-tax benefit they receive as a result of this award.

(2)	Grants represent the portion of the 2006 annual bonus, paid in 2007, in the form of RSUs, referred to as “Bonus RSUs”. Vesting of Bonus RSUs generally occurs at a rate of 20% per year on each anniversary of the date of grant, and was not payable unless, as was the case, the net income of the Company for 2007 was at least $50 million, excluding (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss and (f) foreign exchange gains and losses (“Extraordinary Items”).

(3)	Grants represent Long-Term Incentive RSUs which were issued to the named executive officers in an amount roughly equal to their base pay. Vesting of Long-Term Incentive RSUs generally occurs at a rate of 20% per year on each anniversary of the date of grant, and was not payable unless, as was the case, the net income of the Company for 2007 was at least $50 million, excluding Extraordinary Items.

(4)	Awards represent the maximum amount payable with respect to performance units awarded under the Company’s incentive compensation plan for 2007. None of the awards were payable unless, as was the case, the net income of the Company for 2007 was at least $100 million, excluding Extraordinary Items. The performance units converted to cash after the Compensation Committee determined that the performance target had been met. The Compensation Committee has the discretion to reduce the amount of the performance units, and, for 2007, it exercised this discretion. These performance units were awarded to permit the Company to deduct, for tax purposes, the entire amount of bonuses paid to named executive officers. See “Compensation Discussion and Analysis – Annual Incentives” commencing on page 41. The amounts identified in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2007 are the actual amounts paid under the plan.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards of the Company and (in the table below on page 23) its publicly traded subsidiary, First Advantage Corporation, held by the named executive officers as of December 31, 2007.

The First American Corporation

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Parker S. Kennedy	30,000		29.54	4/23/2008
	40,000		13.13	2/24/2010
	40,000		30.80	12/14/2010
	40,000		18.08	12/13/2011
	64,000	16,000	22.85	2/27/2013
	48,000	32,000	30.56	2/26/2014
	32,000	48,000	36.55	2/28/2015
	32,000	48,000	47.49	12/8/2015
					46,033	(4)	1,570,646

Frank V. McMahon	60,000	240,000	39.16	3/31/2016	27,535	(5)	939,494
					33,518	(4)	1,143,634

Dennis J. Gilmore	20,000		30.80	12/14/2010
	8,000		19.20	12/13/2011
	6,000		19.10	7/23/2012
	40,000	10,000	22.85	2/27/2013
	30,000	20,000	30.56	2/26/2014
	24,000	36,000	36.55	2/28/2015
	24,000	36,000	47.49	12/8/2015
					31,393	(4)	1,071,129

Curt G. Johnson	2,000		19.10	7/23/2012
	2,500	2,500	26.35	3/12/2013
	10,000	2,500	26.35	4/1/2013
	2,000	8,000	46.48	1/13/2016
					16,810	(4)	573,557

Barry M. Sando	4,000		30.80	12/14/2010
	20,000		19.20	12/13/2011
	10,000		19.10	7/23/2012
	40,000	10,000	22.85	2/27/2013
	30,000	20,000	30.56	2/26/2014
	20,000	30,000	36.55	2/28/2015
	20,000	30,000	47.49	12/8/2015
					15,421	(4)	526,165

(1)	The options disclosed in the table have a ten-year life. Options vest in 20% equal annual increments commencing on the first anniversary of the grant.

Remaining vesting dates for each grant that is not fully vested include:

Expiration Date	Remaining Vesting Dates
3/31/2016	3/31/2008, 3/31/2009, 3/31/2010, 3/31/2011
1/13/2016	1/13/2008, 1/13/2009, 1/13/2010, 1/13/2011
12/8/2015	12/8/2008, 12/8/2009, 12/8/2010
2/28/2015	2/28/2008, 2/28/2009, 2/28/2010
2/26/2014	2/26/2008, 2/26/2009
4/1/2013	4/1/2008
3/12/2013	3/12/2008
2/27/2013	2/27/2008

(2)	Restricted stock units vest in 20% equal annual increments commencing on the first anniversary of the grant.

(3)	Represents the in-the-money value of unvested equity based on a stock price of $34.12 as of December 31, 2007.

(4)	Remaining vesting dates include: 3/05/2008, 3/05/2009, 3/05/2010, 3/05/2011, 3/05/2012.

(5)	Remaining vesting dates include: 3/31/2008, 3/31/2009, 3/31/2010, 3/31/2011.

First Advantage Corporation

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Parker S. Kennedy	5,000		20.58	6/19/2013
	2,500		20.90	6/21/2014
	1,667	833	27.93	9/13/2015
	835	1,665	25.13	5/11/2016
					2,838	(3)	46,742

Frank V. McMahon	1,670	3,330	24.13	4/3/2016
	835	1,665	25.13	5/11/2016
					2,838	(3)	46,742

(1)	Stock options vest cumulatively in three installments commencing on the first anniversary of the grant. The first and second year vesting installments are 33.3%. The third year installment is at 33.4%.

Remaining vesting dates for each grant include:

Option Expiration Date	Remaining Vesting Dates
5/11/2016	5/11/2008, 5/11/2009
4/3/2016	4/3/2008, 4/3/2009
9/13/2015	9/13/2008

(2)	Represents the in-the-money value of unvested equity based on a stock price of $16.47 as of December 31, 2007.

(3)	Restricted stock units vest cumulatively in three installments commencing on the first anniversary of the grant. The first and second year vesting installments are 33.3%. The third year installment is at 33.4%. Remaining vesting dates for each restricted stock unit award that is not fully vested include: 4/26/2008, 4/26/2009, 4/26/2010.

Option Exercises and Stock Vested

The following table sets forth information concerning value realized by each of the named executive officers upon exercise of stock options and vesting of stock during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Parker S. Kennedy	0	0	0	0
Frank V. McMahon	0	0	6,813	344,982
Dennis J. Gilmore	22,500	385,311	0	0
Barry M. Sando	0	0	0	0
Curt G. Johnson	6,692	167,747	0	0

Pension Benefits

The following table shows the actuarial present value of the accumulated retirement benefits payable upon normal retirement age to each of the named executive officers, computed as of December 31, 2007. The amounts disclosed are based upon benefits provided to the named executive officers under the tax-qualified First American Pension Plan (“Pension Plan”), the First American Pension Restoration Plan (“Pension Restoration Plan”) and the First American Executive Supplemental Benefit Plan (“Executive Supplemental Benefit Plan”).

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefits(2)(3) ($)	Payments During Last Fiscal Year ($)
Parker S. Kennedy(4)	Pension Plan	30.7	355,042
	Pension Restoration Plan	30.7	244,174
	Executive Supplemental Benefit Plan	30.7	8,884,603

Frank V. McMahon	Executive Supplemental Benefit Plan	1.8	453,609

Dennis J. Gilmore	Pension Plan	14.6	64,569
	Pension Restoration Plan	14.6	39,504
	Executive Supplemental Benefit Plan	14.6	2,221,376

Barry M. Sando	Pension Plan	15.1	63,940
	Pension Restoration Plan	15.1	37,629
	Executive Supplemental Benefit Plan	16.1	1,723,774

Curt G. Johnson	Pension Plan	11.9	63,131
	Pension Restoration Plan	11.9	23,183
	Executive Supplemental Benefit Plan	11.9	2,278,304

(1)	Credited years of service for the Executive Supplemental Benefit Plan is the time between the beginning of the month after hire date and December 31, 2007, and does not affect the benefit to the executive after minimum service requirements are met. Credited years of service for both the Pension Plan and Pension Restoration Plan is the time between the participant’s deemed participation date under the plan and December 31, 2007.

(2)	For the Pension Plan and the Pension Restoration Plan benefits: Benefits accrue from hire date through age 65. The following assumptions were used for calculating present values: interest rate of 6.30%, pre- and post retirement mortality per RP2000 mortality tables for males and females, benefit is payable as a 50% joint and survivor annuity, spouse is assumed to be three years younger than participant.

For the Executive Supplemental Benefit Plan eligibility: Eligibility requires 10 years of service and 5 years of participation in the plan with the benefit dependent on age at retirement between 55 and 62, rather than credited years of service. The following assumptions were used for calculating present values: interest rate of 6.30%, pre- and post retirement mortality per RP2000 mortality tables for males and females, benefit is payable as a 50% joint and survivor annuity, spouse is assumed to be the same age as participant.

(3)	The present values under the Executive Supplemental Benefit Plan for Mr. Kennedy were calculated using a retirement age of 60 because he was vested on November 1, 2007, the effective date of the plan amendment, and as a result is entitled to receive the higher of the benefit as calculated under the amended plan at Normal Retirement or what he would have otherwise received had he retired on October 31, 2007.

(4)	Mr. Kennedy is eligible for early retirement due to service requirements and age as described further below.

(1) Pension Plan

Subject to certain conditions of age and tenure, all regular employees of the Company and participating subsidiaries were eligible to join the Pension Plan until December 31, 2001. No employees have been eligible to join the Pension Plan after that date. In order to participate, during plan years ending on or prior to December 31, 1994, an employee was required to contribute 1 1/2% of pay (i.e., base salary plus cash bonuses, commissions and other pay) to the plan. As a result of amendments that were adopted in 1994, during plan years commencing after December 31, 1994, an employee was not required to contribute to the plan in order to participate.

A participant generally vests in his accrued benefit attributable to the Company’s contributions upon the completion of three years of service or, if earlier, employment through normal retirement age.

Normal retirement age is defined under the Pension Plan as the later of the employee’s attainment of age 65 or his third anniversary of participation in the plan. Upon retirement at normal retirement age, an employee receives full monthly benefits which are equal, when calculated as a life annuity: (1) for years of credited service with the Company and its subsidiaries as of December 31, 1994, to 1% of the first $1,000 and 1 1/4% of remaining final average pay (i.e., the average of the monthly “pay,” as defined above, during the five highest paid consecutive calendar years out of the last 10 years prior to retirement) times the number of years of credited service as of December 31, 1994; and (2) for years of credited service with the Company and its subsidiaries after December 31, 1994, to 3/4% of the first $1,000 and 1% of the remaining final average pay times the number of years of credited service subsequent to December 31, 1994.

Effective December 31, 2000, the Pension Plan was amended to exclude from the calculation of benefits (i) any pay earned after December 31, 2001, and (ii) any service earned after December 31, 2005. Effective December 31, 2002, the Pension Plan was amended to reduce the rate at which future benefits accrue for participants who had not yet attained age 50 by spreading the accrual of the benefit that would have accrued during 2003 to 2005 over extended periods ranging from 5 to 20 years, depending on the participant’s age as of December 31, 2002. The Pension Plan was amended in February 2008 to eliminate benefit accruals for service after April 30, 2008.

An employee with at least three years of participation in the plan may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits. Benefits are reduced 1/180th by each of the first 60 months and by 1/360th for each of any additional months by which the date benefits begin precedes the participant’s normal retirement date. Benefit payment options include various annuity options, a form of benefit that is reduced prior to the participant’s commencement of Social Security benefits, and a lump-sum in the case of certain terminations prior to age 55 and upon disability.

Federal tax law limits the maximum amount of pay that may be considered in determining benefits under the Pension Plan. The limit on pay that could be recognized by tax-qualified retirement plans was $200,000 in 1989. This amount was adjusted for inflation for each year through 1993, when the limit was $235,840. In 1993, this limit was decreased to $150,000 for plan years beginning in 1994. The $150,000 limit has been adjusted for inflation and was increased to $160,000 as of January 1, 1997, and to $170,000 as of January 1, 2000. The highest final average pay that could be considered in determining benefits accruing under the Pension Plan before 1994 is $219,224, and since the plan does not consider pay earned after December 31, 2001, the highest final average pay that can be considered in determining benefits accruing after 1993 is $164,000.

(2) Pension Restoration Plan

During 1996, the Company adopted the Pension Restoration Plan. This plan is an unfunded, non-qualified plan designed to make up for the benefit accruals that are restricted by the indexed $150,000 pay limit. However, in order to limit its expense, the Pension Restoration Plan does not make up for benefit accruals on compensation exceeding $275,000. The Pension Restoration Plan also makes up for benefits that cannot be paid from the Company’s Pension Plan because of limitations imposed by the federal tax laws. Vesting of benefits payable to an employee under the Company’s Pension Restoration Plan occurs at the same time that vesting occurs for that employee in his or her Pension Plan benefits. The Pension Restoration Plan is effective as of January 1, 1994, but only covers selected Pension Plan participants who were employees on that date. As noted above, January 1, 1994, is the date as of which the pay limit for the Pension Plan was reduced from $235,840 to $150,000. The Pension Restoration Plan excludes pay earned after December 31, 2001, as does the Pension Plan. The Pension Restoration Plan was amended in February 2008 to eliminate benefit accruals for service after April 30, 2008.

Payment of benefits under the Pension Restoration Plan generally commences at the time payments commence under the Pension Plan. Subject to any applicable laws and the approval of the Compensation Committee, benefit options under the Pension Restoration Plan are generally similar to those available under the Pension Plan. The factors for early retirement are the same as those under the Pension Plan.

(3) Executive Supplemental Benefit Plan Description

The Executive Supplemental Benefit Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel. The plan was originally adopted in 1985 and has been amended a number of times since then, including, most recently, in October 2007. Under the plan, as originally adopted, upon retirement at normal retirement date (the later of age 65 or completion of 10 years of service) the participant received a joint life and 50% survivor annuity benefit equal to 35% of “final average compensation.” “Final average compensation” was determined for those three calendar years out of the last 10 years of employment preceding retirement in which final average compensation is the highest. Final average compensation includes base salary and commissions, cash bonuses and stock bonuses that are granted to compensate for past services (such as Bonus RSUs, as described below).

Under the original plan, the benefit was reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs. With respect to such postponed retirement, the plan took into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation until age 70.

To be eligible to receive benefits under the plan, a participant must be at least age 55, have been an employee of the Company, or an employee of one of the Company’s subsidiaries, for at least 10 years and covered by the plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. The Board can, in its discretion, pay the participant or beneficiary in an actuarial equivalent lump-sum or other form of benefit. In the event of a “change-in-control” (as defined in the plan) of the Company, a participant who retires after the change-in-control shall receive the same benefits as if he were retiring upon the attainment of normal retirement date.

The Executive Supplemental Benefit Plan was amended in September 2005 to provide that participants who thereafter engage in competition with the Company, either during their employment with or following their departure from the Company, forfeit their right to receive any vested benefits under the plan. Competition is defined to include involvement with a competing business, the misappropriation, sale, use or disclosure of the Company’s trade secrets, confidential or proprietary information and solicitation of Company employees or customers.

To reduce the costs of the plan to the Company, the plan was further amended in October 2007. Among other changes, this amendment reduced the normal retirement date to the later of age 62, the date on which the participant completes 10 years of service with the Company and the date on which the participant was covered, in combination, by the plan or the Company’s Management Supplemental Benefit Plan; changed the period over which “final average compensation” is determined to the five calendar years preceding retirement; reduced the maximum benefit payable to a joint life and 50% survivor annuity benefit equal to 30% of “final average compensation”; eliminated any increased benefit for postponed retirement beyond the normal retirement date; and provided for accelerated vesting only upon a change-in-control that is not approved by the Company’s incumbent Board of Directors. The benefit is reduced by 5.952% for each year prior to age 62 in which retirement actually occurs. Participants who were vested as of the effective date of the amendment, November 1, 2007, are entitled to receive the higher of the benefit as calculated under the amended plan and the benefit to which the participant would have been entitled had he retired on October 31, 2007.

As of December 31, 2007, 43 employees, including Messrs. Kennedy, McMahon, Gilmore, Sando and Johnson have been selected to participate in the plan. The plan is unfunded and unsecured. The Company has previously purchased insurance, of which the Company is the owner and beneficiary, on the lives of certain plan participants. This insurance is designed to offset, over the life of the plan, a portion of the Company’s costs incurred with respect to the plan.

Deferred Compensation Plan

As reflected in the following table, certain of the Company’s named executive officers have elected to participate in the Company’s nonqualified deferred compensation plan (the “Deferred Compensation Plan”):

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Parker S. Kennedy	0	0	0	0	0
Frank V. McMahon	130,000	0	3,387	0	207,516
Dennis J. Gilmore	150,000		53,640	0	772,715
Barry M. Sando	22,600	0	38,453	0	440,547
Curt G. Johnson	77,073	0	35,805	0	488,887

(1)	The entire amount of contributions are reported in the Summary Compensation Table in the Salary or Non-Equity Incentive Plan column for 2007.

(2)	The Company does not make contributions to the Deferred Compensation Plan.

(3)	Represents earnings on participant selected investment options. None of the amounts are reflected in the Summary Compensation Table as the return on deferred amounts are calculated in a similar manner and at a similar rate as earnings on externally managed mutual funds.

(4)	Includes contributions reported in prior years’ summary compensation tables (or equivalent), where applicable, including $70,000 for Mr. McMahon in 2006; $150,000, $300,000, $50,000, and $50,000 for Mr. Gilmore in 2006, 2005, 2004 and 2003, respectively, and $34,050 and $33,600 for Mr. Sando in 2006 and 2003, respectively.

The Company’s Deferred Compensation Plan offers to a select group of management and highly compensated employees the opportunity to elect to defer portions of their base salary, commissions and cash bonuses. A committee appointed by the Board of Directors is responsible for administering the plan. The Company maintains a deferral account for each participating employee on a fully vested basis for all deferrals. Participants can choose to have their cash benefits paid in one lump-sum or in quarterly payments upon termination of employment or death. Subject to the terms and conditions of the plan, participants also may elect scheduled and nonscheduled in-service withdrawals of compensation deferred prior to January 1, 2005, and the earnings and losses attributable thereto. Withdrawals of compensation deferred after December 31, 2004, and the earnings and losses attributable thereto must be scheduled by the participant at the time the participant elects to defer such compensation.

Participants allocate their deferrals among a variety of investment crediting options offered under the plan. The investment crediting rates are based upon the rates of return available under certain separate accounts offered through variable insurance products.

For all participants who joined the Deferred Compensation Plan prior to December 31, 2001, the plan provides a pre-retirement life insurance benefit equal to the lesser of 15 times the amount deferred in the participant’s first year of participation or $2 million. The life insurance benefit is reduced beginning at age 61 by 20% per year. Participants who join the plan after December 31, 2001 are not eligible for this insurance benefit. The Company pays a portion of the cost of such life insurance benefits. The plan is unfunded and unsecured.

Potential Payments upon Termination or Change-in-Control

The following tables describe payments and other benefits that would be provided to the Company’s named executive officers under the specified circumstances upon a change-in-control of the Company or their termination. For further discussion, see “Change-in-Control Agreements” in the “Compensation Discussion and Analysis” section which follows the tables, commencing on page 39, and see “Executive Supplemental Benefit Plan Description” above on page 26.

Parker S. Kennedy

			Involuntary Termination			Change-in-Control
Executive Payments and Benefits upon Termination	Voluntary Termination(1)		For Cause	Without Cause/ Good Reason		Without Termination(15)		With Termination for Good Reason/ without Cause		Death		Disability
Compensation:
Severance	$0		$0	$0		$0		$9,450,000	(2)	$0		$0
Bonus	$0		$0	$0		$0		$2,400,000	(3)	$0		$0
Performance Units	$0		$0	$0		$1,825,000		$1,825,000		$0		$0
Long-term Incentives
- Accelerated Vesting of Stock Options(4)(5)	$0		$0	$0		$294,240		$294,240		$294,240		$294,240
- Vested Stock Options(4)(6)	$2,643,560		$0	$2,643,560		$2,643,560		$2,643,560		$2,643,560		$2,643,560
- Accelerated vesting of RS/RSUs(4)	$0		$0	$1,570,646		$1,570,646		$1,570,646		$1,570,646		$1,570,646
Deferred Compensation Plan	N/A		N/A	N/A		N/A		N/A		N/A		N/A
Director Compensation from Subsidiary Organizations
- FADV – Accelerated Vesting of Stock Options(7)	$0		$0	$0		$0		$0		$0		$0
- FADV – Vested Stock Options	$0		$0	$0		$0		$0		$0		$0
- FADV – Accelerated Vesting of RS/RSUs(7)	$0		$0	$0		$46,742		$46,742		$46,742		$0
Benefits & Perquisites:
Vested Pension Plan	$402,131		$402,131	$402,131		$0		$402,131		$203,499	(8)	$402,131
Vested Pension Restoration Plan	$276,558		$276,558	$276,558		$0		$276,558		$139,952	(8)	$276,558
Enhanced Executive Supplemental Benefit Plan(9)	$0		$0	$0		$0	(10)	$2,961,528	(10)	$1,036,987	(12)	$0
Vested Executive Supplemental Benefit Plan	$8,884,603	(11)	$0	$8,884,603	(11)	$0		$8,884,603	(11)	$8,884,603	(11)	$8,884,603	(11)
Benefit Continuation(13)	$0		$0	$0		$0		$105,838		$0		$0
Vacation Entitlement	$72,115		$72,115	$72,115		$0		$72,115		$72,115		$72,115
280G Tax Gross-up	N/A		N/A	N/A		$0		$7,309,125	(14)	N/A		N/A

Total	$12,278,967		$750,805	$13,849,613		$6,380,188		$38,242,086		$14,892,344		$14,143,853

(1)	Voluntary termination would qualify as early retirement under the Executive Supplemental Benefit Plan. Under the plan, early retirement is defined as retirement at age 55 and satisfaction of the vesting requirement.

(2)	Represents three times the executive’s base salary in effect immediately prior to the date of termination and three times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years, or the executive’s anticipated bonus for the remainder of the year. Because the 2007 bonus was presumed to be indeterminate as of December 31, 2007, it was not included in this estimate.

(3)	Represents the pro rata portion of the executive’s annual bonus (the applicable agreement provides for the payment of the greater of the highest bonus over last four fiscal years or the anticipated bonus for the year of the date of termination).

(4)	Represents the intrinsic value of stock options and RSUs based on the Company’s closing stock price on December 31, 2007, of $34.12.

(5)	The 1996 Stock Option Plan and related agreement provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

(6)	Options granted under the 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause; 90 days of retirement; and one year of death or disability.

(7)	Per First Advantage Corporation’s Incentive Compensation Plan, options and RSUs accelerate in the event of a change-in-control of First Advantage Corporation. Mr. Kennedy has agreed to remit to the Company any after-tax benefit he receives as a result of accelerated vesting.

(8)	Represents the lump-sum present value equal to one half of accrued benefit, converted to qualified joint and survivor form and payable to female spouse three years younger than participant at the later of participant’s current age or age 55.

(9)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(10)	Upon a change-in-control of the Company the executive becomes 100% vested in the benefit in an amount equal to the amount the executive would have been entitled to receive had he attained his normal retirement date, and a joint and survivor annuity. Represents the enhanced present value of benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 6.30%.

(11)	Represents the present value of benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 6.30%.

(12)	Enhanced benefit as calculated based on a 10 year certain payments at a 6.30% discount rate equal to 50% of participant’s final average compensation.

(13)	Represents cash payment to the executive to cover cost to purchase benefits, including gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $964.48 per month will increase 10% in 2009.

(14)	Under the applicable agreement, if payments are subject to excise taxes imposed under Internal Revenue Code Section 4999 the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Section 280G:

-	Equity valued at the Company’s closing stock price on December 31, 2007, of $34.12, less option exercise prices.

-	Parachute payments for time vesting stock options, restricted stock and RSUs were valued using Treasury Regulation Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of 2007 bonus is reasonable compensation for services rendered prior to the change-in-control.

(15)	Should the executive voluntarily terminate employment during the “window period” (the 30 days following the first anniversary of the change-in-control) severance equals two times the executive’s base salary in effect immediately prior to the date of termination and two times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years, or the executive’s anticipated bonus for the remainder of the year.

If payments are subject to excise taxes imposed under Internal Revenue Code Section 4999, the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied.

Frank V. McMahon

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits upon Termination	Voluntary Termination	For Cause	Without Cause/ Good Reason		Without Termination(12)		With Termination for Good Reason/ without Cause		Death		Disability
Compensation:
Severance	$0	$0	$5,687,500	(1)	$0		$7,350,000	(2)	$0		$0
Bonus	$0	$0	N/A		$0		$1,750,000	(3)	$0		$0
Performance Units	$0	$0	$0		$800,000		$800,000		$0		$0
Long-term Incentives
- Accelerated Vesting of Stock Options(4)(5)	$0	$0	$0		$0		$0		$0		$0
- Vested Stock Options(4)	$0	$0	$0		$0		$0		$0		$0
- Accelerated vesting of RS/RSUs(4)	$0	$0	$2,083,128		$2,083,128		$2,083,128		$1,143,634		$1,143,634
Director Compensation from Subsidiary Organizations
- FADV – Accelerated Vesting of Stock Options(6)	$0	$0	$0		$0		$0		$0		$0
- FADV – Vested Stock Options	$0	$0	$0		$0		$0		$0		$0
- FADV – Accelerated Vesting of RS/RSUs(6)	$0	$0	$0		$46,742		$46,742		$46,742		$0
Deferred Compensation Plan	$207,516	$207,516	$207,516		$0		$207,516		$207,516		$207,516
Benefits & Perquisites:
Vested Pension Plan	N/A	N/A	N/A		N/A		N/A		N/A		N/A
Vested Pension Restoration Plan	N/A	N/A	N/A		N/A		N/A		N/A		N/A
Enhanced Executive Supplemental Benefit Plan(7)	$0	$0	$0		$0	(8)	$7,318,372	(9)	$6,608,805	(10)	$2,402,010	(11)
Vested Executive Supplemental Benefit Plan	$0	$0	$0		$0		$0		$0		$0
Benefit Continuation(13)	$0	$0	$0		$0		$87,329		$0		$0
Vacation Entitlement	$40,385	$40,385	$40,385		$0		$40,385		$40,385		$40,385
280G Tax Gross-up(14)	N/A	N/A	N/A		$2,257,416		$8,498,192		N/A		N/A

Total	$247,900	$247,900	$8,018,529		$5,187,286		$28,181,663		$8,047,081		$3,793,544

(1)	Per his employment agreement, Mr. McMahon is entitled to minimum cash compensation (equal to $1,750,000 per year) until March 31, 2011.

(2)	Represents three times the executive’s base salary in effect immediately prior to the date of termination and three times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years, or the executive’s anticipated bonus for the remainder of the year. Because the 2007 bonus was presumed to be indeterminate as of December 31, 2007, it was not included in this estimate.

(3)	Represents the pro rata portion of the executive’s annual bonus (the applicable agreement provides for the payment of the greater of the highest bonus over last four fiscal years or the anticipated bonus for the year of the date of termination).

(4)	Represents the intrinsic value of stock options and RSUs based on the Company’s closing stock price on December 31, 2007, of $34.12.

(5)	Mr. McMahon’s employment agreement and option award provide for acceleration of unvested options in the event of termination without cause upon a change-in-control.

(6)	Per First Advantage Corporation’s Incentive Compensation Plan, options and RSUs accelerate in the event of a change-in-control of First Advantage Corporation. Mr. McMahon has agreed to remit to the Company any after-tax benefit he receives as a result of accelerated vesting.

(7)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant under the various scenarios for the Executive Supplemental Benefit Plan.

(8)	Upon a change-in-control of the Company the executive becomes 100% vested in the benefit in an amount equal to the amount the executive would have been entitled to receive had he attained his normal retirement date, and a joint and survivor annuity.

(9)	Represents the enhanced present value of benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 6.30%.

(10)	Represents the present value of 10 year certain payments at a 6.30% discount rate, equal to 50% of participant’s final average compensation.

(11)	Represents the present value of benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 6.30%, and participant remains disabled until earliest retirement date at age 55.

(12)	Should the executive voluntarily terminate employment during the “window period” (the 30 days following the first anniversary of the change-in-control) severance equals two times the executive’s base salary in effect immediately prior to the date of termination and two times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years, or the executive’s anticipated bonus for the remainder of the year.

If payments are subject to excise taxes imposed under Internal Revenue Code Section 4999, the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied.

(13)	Represents cash payment to the executive to cover cost to purchase benefits, including gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,434.35 per month will increase 10% in 2009.

(14)	Under the applicable agreement, if payments are subject to excise taxes imposed under Internal Revenue Code Section 4999 the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Section 280G:

-	Equity valued at the Company’s closing stock price on December 31, 2007, of $34.12, less option exercise prices.

-	Parachute payments for time vesting stock options, restricted stock and RSUs were valued using Treasury Regulation Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of 2007 bonus is reasonable compensation for services rendered prior to the change-in-control.

Dennis J. Gilmore

		Involuntary Termination		Change-in-Control
Executive Payments and Benefits upon Termination	Voluntary Termination	For Cause	Without Cause/ Good Reason	Without Termination(14)		With Termination for Good Reason/ without Cause		Death		Disability
Compensation:
Severance	$0	$0	$0	$0		$8,055,000	(1)	$0		$0
Bonus	$0	$0	$0	$0		$2,035,000	(2)	$0		$0
Performance Units	$0	$0	$0	$750,000		$750,000		$0		$0
Long-term Incentives
- Accelerated Vesting of Stock Options(3,4)	$0	$0	$0	$183,900		$183,900		$183,900		$183,900
- Vested Stock Options(3,5)	$833,480	$0	$833,480	$833,480		$833,480		$833,480		$833,480
- Accelerated vesting of RS/RSUs(3)	$0	$0	$1,071,129	$1,071,129		$1,071,129		$1,071,129		$1,071,129
Deferred Compensation Plan	$772,715	$772,715	$772,715	$0		$772,715		$847,715		$772,715
Benefits & Perquisites:
Vested Pension Plan	$64,569	$64,569	$64,569	$0		$64,569		$40,841	(6)	$64,569
Vested Pension Restoration Plan	$39,504	$39,504	$39,504	$0		$39,504		$24,987	(6)	$39,504
Enhanced Executive Supplemental Benefit Plan(7)	$0	$0	$0	$0	(8)	$8,155,616	(9)	$7,428,828	(10)	$3,091,453	(11)
Vested Executive Supplemental Benefit Plan	$0	$0	$0	$0		$0		$0		$0
Benefit Continuation(12)	$0	$0	$0	$0		$90,928		$0		$0
Vacation Entitlement	$62,500	$62,500	$62,500	$0		$62,500		$62,500		$62,500
280G Tax Gross-up	N/A	N/A	N/A	$0		$8,996,268	(13)	N/A		N/A

Total	$1,772,767	$939,287	$2,843,897	$2,838,509		$31,110,609		$10,493,380		$6,119,250

(1)	Represents three times the executive’s base salary in effect immediately prior to the date of termination and three times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years, or the executive’s anticipated bonus for the remainder of the year. Because the 2007 bonus was presumed to be indeterminate as of December 31, 2007, it was not included in this estimate.

(2)	Represents the pro rata portion of the executive’s annual bonus (the applicable agreement provides for the payment of the greater of the highest bonus over last four fiscal years or the anticipated bonus for the year of the date of termination).

(3)	Represents the intrinsic value of stock options and RSUs based on the Company’s closing stock price on December 31, 2007, of $34.12.

(4)	The 1996 Stock Option Plan and related agreement provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

(5)	Options granted under the 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause; 90 days of retirement; and one year of death or disability.

(6)	Represents the lump-sum present value equal to one half of accrued benefit, converted to qualified joint and survivor form and payable to female spouse three years younger than participant at the later of participant’s current age or age 55.

(7)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant under the various scenarios for the Executive Supplemental Benefit Plan.

(8)	Upon a change-in-control of the Company the executive becomes 100% vested in the benefit in an amount equal to the amount the executive would have been entitled to receive had he attained his normal retirement date, and a joint and survivor annuity.

(9)	Represents the enhanced present value of benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 6.30%.

(10)	Represents the present value of 10 year certain payments at a 6.30% discount rate, equal to 50% of participant’s final average compensation.

(11)	Represents the present value of benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 6.30%, and participant remains disabled until earliest retirement date at age 55.

(12)	Represents cash payment to the executive to cover cost to purchase benefits, including gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,434.35 per month will increase 10% in 2009.

(13)	Under the applicable agreement, if payments are subject to excise taxes imposed under Internal Revenue Code Section 4999 the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Section 280G:

-	Equity valued at the Company’s closing stock price on December 31, 2007, of $34.12, less option exercise prices.

-	Parachute payments for time vesting stock options, restricted stock and RSUs were valued using Treasury Regulation Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of 2007 bonus is reasonable compensation for services rendered prior to the change-in-control.

(14)	Should the executive voluntarily terminate employment during the “window period” (the 30 days following the first anniversary of the change-in-control) severance equals two times the executive’s base salary in effect immediately prior to the date of termination and two times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years, or the executive’s anticipated bonus for the remainder of the year.

If payments are subject to excise taxes imposed under Internal Revenue Code Section 4999, the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied.

Barry M. Sando

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits upon Termination	Voluntary Termination	For Cause	Without Cause/ Good Reason		Without Termination(14)		With Termination for Good Reason/ without Cause		Death		Disability
Compensation:
Severance	$0	$0	$0		$0		$5,670,000	(1)	$0		$0
Bonus	$0	$0	$0		$0		$1,365,000	(2)	$0		$0
Performance Units	$0	$0	$0		$540,000		$540,000		$0		$0
Long-term Incentives
- Accelerated Vesting of Stock Options(3)(4)	$0	$0	$0		$183,900		$183,900		$183,900		$183,900
- Vested Stock Options(3)(5)	$1,019,480	$0	$1,019,480		$1,019,480		$1,019,480		$1,019,480		$1,019,480
- Accelerated vesting of RS/RSUs(3)	$0	$0	$526,165	(6)	$526,165		$526,165		$526,165		$526,165
Deferred Compensation Plan	$440,547	$440,547	$440,547		$0		$440,547		$1,895,547		$440,547
Benefits & Perquisites:
Vested Pension Plan	$63,940	$63,940	$63,940		$0		$63,940		$40,725	(6)	$63,940
Vested Pension Restoration Plan	$37,629	$37,629	$37,629		$0		$37,629		$23,967	(6)	$37,629
Enhanced Executive Supplemental Benefit Plan(7)	$0	$0	$0		$0	(8)	$6,884,254	(9)	$6,216,778	(10)	$2,433,745	(11)
Vested Executive Supplemental Benefit Plan	$0	$0	$0		$0		$0		$0		$0
Benefit Continuation(12)	$0	$0	$0		$0		$79,712		$0		$0
Vacation Entitlement	$56,538	$56,538	$56,538		$0		$56,538		$56,538		$56,538
280G Tax Gross-up	N/A	N/A	N/A		$0		$5,713,659	(13)	N/A		N/A

Total	$1,618,135	$598,655	$2,144,300		$2,269,545		$22,580,825		$9,963,101		$4,761,945

(1)	Represents three times the executive’s base salary in effect immediately prior to the date of termination and three times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years, or the executive’s anticipated bonus for the remainder of the year. Because the 2007 bonus was presumed to be indeterminate as of December 31, 2007, it was not included in this estimate.

(2)	Represents the pro rata portion of the executive’s annual bonus (the applicable agreement provides for the payment of the greater of the highest bonus over last four fiscal years or the anticipated bonus for the year of the date of termination).

(3)	Represents the intrinsic value of stock options and RSUs based on the Company’s closing stock price on December 31, 2007, of $34.12.

(4)	The 1996 Stock Option Plan and related agreement provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

(5)	Options granted under the 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause; 90 days of retirement; and one year of death or disability.

(6)	Represents the lump-sum present value equal to one half of accrued benefit, converted to qualified joint and survivor form and payable to female spouse three years younger than participant at the later of participant’s current age or age 55.

(7)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant under the various scenarios for the Executive Supplemental Benefit Plan.

(8)	Upon a change-in-control of the Company the executive becomes 100% vested in the benefit in an amount equal to the amount the executive would have been entitled to receive had he attained his normal retirement date, and a joint and survivor annuity.

(9)	Represents the enhanced present value of benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 6.30%.

(10)	Represents the present value of 10 year certain payments at a 6.30% discount rate, equal to 50% of participant’s final average compensation.

(11)	Represents the present value of benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 6.30%, and participant remains disabled until earliest retirement date at age 55.

(12)	Represents cash payment to the executive to cover cost to purchase benefits, including gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,434.35 per month will increase 10% in 2009.

(13)	Under the applicable agreement, if payments are subject to excise taxes imposed under Internal Revenue Code Section 4999 the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Section 280G:

-	Equity valued at the Company’s closing stock price on December 31, 2007, of $34.12, less option exercise prices.

-	Parachute payments for time vesting stock options, restricted stock and RSUs were valued using Treasury Regulation Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of 2007 bonus is reasonable compensation for services rendered prior to the change-in-control.

(14)	Should the executive voluntarily terminate employment during the “window period” (the 30 days following the first anniversary of the change-in-control) severance equals two times the executive’s base salary in effect immediately prior to the date of termination and two times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years, or the executive’s anticipated bonus for the remainder of the year.

If payments are subject to excise taxes imposed under Internal Revenue Code Section 4999, the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied.

Curt G. Johnson

		Involuntary Termination		Change-in-Control
Executive Payments and Benefits upon Termination	Voluntary Termination	For Cause	Without Cause/ Good Reason	Without Termination(14)		With Termination for Good Reason/ without Cause		Death		Disability
Compensation:
Severance	$0	$0	$0	$0		$3,630,000	(1)	$0		$0
Bonus	$0	$0	$0	$0		$1,265,000	(2)	$0		$0
Performance Units	$0	$0	$0	$725,000		$725,000		$0		$0
Long-term Incentives
- Accelerated Vesting of Stock Options(3)(4)	$0	$0	$0	$38,850		$38,850		$38,850		$38,850
- Vested Stock Options(3)(5)	$127,165	$0	$127,165	$127,165		$127,165		$127,165		$127,165
- Accelerated vesting of RS/RSUs(3)	$0	$0	$573,557	$573,557		$573,557		$573,557		$573,557
Deferred Compensation Plan	$488,887	$488,887	$488,887	$0		$488,887		$1,013,917		$488,887
Benefits & Perquisites:
Vested Pension Plan	$63,131	$63,131	$63,131	$0		$63,131		$39,362	(6)	$63,131
Vested Pension Restoration Plan	$23,183	$23,183	$23,183	$0		$23,183		$14,455	(6)	$23,183
Enhanced Executive Supplemental Benefit Plan(7)	$0	$0	$0	$0	(8)	$5,206,828	(9)	$4,938,249	(10)	$2,623,910	(11)
Vested Executive Supplemental Benefit Plan	$0	$0	$0	$0		$0		$0		$0
Benefit Continuation(12)	$0	$0	$0	$0		$104,944		$0		$0
Vacation Entitlement	$37,887	$37,887	$37,887	$0		$37,887		$37,887		$37,887
280G Tax Gross-up	N/A	N/A	N/A	$0		$3,545,965	(13)	N/A		N/A

Total	$740,252	$613,087	$1,313,809	$1,464,572		$15,830,396		$6,783,441		$3,976,569

(1)	Represents two times the executive’s base salary in effect immediately prior to the date of termination and two times the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years, or the executive’s anticipated bonus for the remainder of the year. Because the 2007 bonus was presumed to be indeterminate as of December 31, 2007, it was not included in this estimate.

(2)	Represents the pro rata portion of the executive’s annual bonus (the applicable agreement provides for the payment of the greater of the highest bonus over last four fiscal years or the anticipated bonus for the year of the date of termination).

(3)	Represents the intrinsic value of stock options and RSUs based on the Company’s closing stock price on December 31, 2007, of $34.12.

(4)	The 1996 Stock Option Plan and related agreement provide for acceleration of unvested options in the event of a change-in-control of the Company, death or disability.

(5)	Options granted under the 1996 Stock Option Plan are exercisable within: 5 days of voluntary termination or termination without cause; 90 days of retirement; and one year of death or disability.

(6)	Represents the lump-sum present value equal to one half of accrued benefit, converted to qualified joint and survivor form and payable to female spouse three years younger than participant at the later of participant’s current age or age 55.

(7)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant under the various scenarios for the Executive Supplemental Benefit Plan.

(8)	Upon a change-in-control of the Company the executive becomes 100% vested in the benefit in an amount equal to the amount the executive would have been entitled to receive had he attained his normal retirement date, and a joint and survivor annuity.

(9)	Represents the enhanced present value of benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 6.30%.

(10)	Represents the present value of 10 year certain payments at a 6.30% discount rate, equal to 50% of participant’s final average compensation.

(11)	Represents the present value of benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 6.30%, and participant remains disabled until earliest retirement date at age 55.

(12)	Represents cash payment to the executive to cover cost to purchase benefits, including gross-up payment to cover income taxes. Amount assumes the cost of health and welfare benefits of $1,434.35 per month will increase 10% in 2009.

(13)	Under the applicable agreement, if payments are subject to excise taxes imposed under Internal Revenue Code Section 4999 the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied. The following assumptions were used to calculate payments under Section 280G:

-	Equity valued at the Company’s closing stock price on December 31, 2007, of $34.12, less option exercise prices.

-	Parachute payments for time vesting stock options, restricted stock and RSUs were valued using Treasury Regulation Section 1.280G-1 Q&A 24(c).

-	Calculations assume a portion of 2007 bonus is reasonable compensation for services rendered prior to the change-in-control.

(14)	Should the executive voluntarily terminate employment during the “window period” (the 30 days following the first anniversary of the change-in-control) severance equals the executive’s base salary in effect immediately prior to the date of termination and the greater of the executive’s highest annual incentive bonus during the preceding four fiscal years, or the executive’s anticipated bonus for the remainder of the year.

If payments are subject to excise taxes imposed under Internal Revenue Code Section 4999, the Company will pay to the executive an additional “gross-up” amount so that his after-tax benefits are the same as though no excise tax had applied.

THE FOLLOWING “COMPENSATION DISCUSSION AND ANALYSIS” SECTION (PAGES 39 TO 52) WAS APPROVED BY THE COMPENSATION COMMITTEE ON APRIL 10, 2008, AND ORIGINALLY FILED AS PART OF THE COMPANY’S AMENDMENT TO FORM 10-K DATED APRIL 23, 2008. THIS SECTION SHOULD BE READ ONLY IN CONJUNCTION WITH THE “UPDATE TO COMPENSATION DISCUSSION AND ANALYSIS” IMMEDIATELY FOLLOWING THE COMPENSATION COMMITTEE REPORT ON PAGE 53, WHICH UPDATES CERTAIN MATTERS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS.

Compensation Discussion and Analysis

I.	The Company’s Compensation Philosophy & Objectives

The Company’s annual compensation program, which has been endorsed by the Compensation Committee of the Board of Directors (the “Committee”), is designed to enhance shareholder value by providing that a large part of executive officer compensation be related to the Company’s overall performance, the performance of the business unit or function for which the executive officer is responsible, and a subjective analysis of the contribution of each individual executive officer to the Company. The Company’s policy is further designed to develop and administer programs that will:

•	attract and retain key executives critical to the Company’s long-term vision and success;

•	provide compensation levels that are competitive with others in the Company’s peer group, as that peer group is identified by the Committee from time to time;

•	motivate executive officers to enhance long-term shareholder value, with emphasis on growth, productivity, profitability and margins; and

•	encourage the identification and implementation of best business practices.

II.	Role of the Compensation Committee

A.	General

During 2007, the Committee was comprised of five independent members of the Company’s Board of Directors. The Committee reviews and approves the base salaries of the executive officers of the Company, and their annual bonus programs, incentive plans and executive benefit plans. It also reviews and makes recommendations to the Board of Directors regarding director compensation. The Committee, in consultation with executive compensation consultants it retains, analyzes the reasonableness of the compensation paid to the executive officers. As described in more detail below, in discharging its functions, the Committee reviews compensation data from comparable companies and from relevant surveys for comparative results against the Company’s compensation level. Page 17 contains a list of the Company’s executive officers.

The Committee’s function is more fully described in its charter which has been approved by the Company’s Board of Directors. The charter is available in the corporate governance section of the Company’s Web site at www.firstam.com.

The Committee meets with the chief executive officer to discuss his own compensation package, but ultimately decisions regarding his package are made solely based upon the Committee’s deliberations with input from its compensation consultant. Decisions regarding other executive officers are made by the Committee after considering recommendations from the chief executive officer, as well as input from the compensation consultant.

The Company’s chief executive officer and, as appropriate, the general counsel and the chief financial officer, may attend the portion of the Committee’s meetings where individual executive officer performance is discussed. Only Committee members are allowed to vote on decisions made regarding executive officer compensation.

B.	Interaction with Compensation Consultants

In making its determinations with respect to executive officer compensation, the Committee has historically engaged the services of a compensation consultant. The Committee has retained the services of a compensation consultant to assist with its review of the compensation package of the chief executive officer and other executive officers. In addition, the compensation consultant has assisted the Committee with related projects, such as evaluating non-employee director pay levels, advice with respect to the design of executive compensation programs, preparation of the Company’s compensation-related disclosures and related tasks.

The Committee retains the compensation consultant directly, although in carrying out assignments, the compensation consultant also interacts with Company management, as directed by the Committee, to the extent necessary and appropriate.

III.	Compensation Structure

A.	Pay Elements – Overview

The Company utilizes three main components of compensation:

•	Base Salary – fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance.

•

Annual Incentive/Bonus – variable pay that is designed to reward executive officers, taking into account individual performance, Company performance and the performance of the business unit or function for which the executive officer is responsible. The annual incentive/bonus may be paid in cash or in the form of equity awards.

•	Long-Term Incentives – stock-based awards, which currently consist solely of restricted stock units (RSUs).

B.	Pay Elements – Details

(1) Base Salary

Base salaries for executive officers are set with regard to the level of the position within the Company and the individual’s current and sustained performance results. The base salary levels, and any increases or decreases to those levels for each executive officer, are reviewed each year by the Committee, and such adjustments are based on factors such as the overall performance of the Company, new roles and/or responsibilities assumed by the executive officer, the performance of the executive officer’s business unit or area of responsibility, the executive officer’s significant impact on strategic goals and length of service with the Company, among other factors. However, there is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the subjective exercise of the Committee’s judgment. Although salaries generally are targeted at market median or below, based on the Company’s peer group and relevant compensation survey data (discussed below), the Committee may also take into account historical compensation, potential as a key contributor and special recruiting situations.

Other than in the case of new hires, base salaries for executive officers are generally set by the Committee shortly before or after the end of the year. Except for Mr. McMahon, the Company’s vice chairman and, until April 10, 2008, the Company’s chief financial officer, none of the named executive officers have employment agreements specifying their base salaries. Mr. McMahon’s employment agreement provided that his base salary for 2006 would be $550,000 and that his minimum base salary for 2007 would be $600,000.

With respect to 2008 base salaries, management and the Committee initially concluded that, in light of the difficult economic environment confronted by the Company in 2007 and the equally uncertain economy in 2008, it was most appropriate to make no adjustments to base salaries for the named executive officers. Subsequently, the Committee imposed a freeze on certain salaries, which freeze covered the named executive officers. The named executive officers also requested that their salaries be reduced from the levels originally determined by the Committee as part of the Company’s overall expense reduction initiative, and the requested reductions were approved by the Committee in March 2008, effective April 1, 2008. The 2007 base salaries, original 2008 base salaries and reduced 2008 base salaries for the named executive officers are as follows:

Individual	2007 base salary	Original 2008 base salary	Reduced 2008 base salary
P.S. Kennedy	$750,000	$750,000	$675,000
F.V. McMahon	$700,000	$700,000	$350,000
D.J. Gilmore	$650,000	$650,000	$585,000
C.G. Johnson	$550,000	$550,000	$495,000
B.M. Sando	$525,000	$525,000	$350,000

(2) Annual Incentives

The Company and the Committee consider the annual bonus program a critical component of the executive officer compensation program. In recent years the program has accounted for the majority of the compensation paid to the named executive officers. This emphasis on annual bonuses, as opposed to long-term incentive compensation, reflects the view that key components of the Company’s business operations, such as title insurance and related services, are cyclical in nature. Accordingly, the Company believes that an incentive structure tied to annual performance is a more effective means of motivating and rewarding executive officers to enhance long-term shareholder value. As will be described, however, the award of bonuses was modified in 2006 by the Committee to encourage longer term focus while emphasizing annual performance by tying annual bonuses into increases in share value.

The process for determining the annual incentive bonus for named executive officers takes into account recommendations to the Committee by Mr. Kennedy, which are then evaluated, adjusted as the Committee deems appropriate, and ultimately approved by the Committee. Mr. Kennedy’s recommendations are generally determined by adjusting the bonus for the prior year for Company, business unit (where applicable), and individual performance during the year. These three factors are assigned a weight of 25%, 25% and 50%, respectively. The Company performance factor is 50% in the case of a named executive officer who is not responsible for a specific business unit.

For example, if the annual bonus for 2006 had been $1 million for an executive officer who is responsible for a business unit, the determination of the 2007 bonus would begin by dividing $1 million into three components: $250,000, to be adjusted based on Company performance; $250,000, to be adjusted based on business unit performance; and $500,000, to be adjusted based on a subjective analysis of individual performance. With respect to an executive officer who is not responsible for a business unit, the determination of the 2006 bonus would begin by dividing $1 million into two components: $500,000 to be adjusted based on Company performance and $500,000 to be adjusted based on a subject analysis of individual performance.

The adjustments for business unit and Company performance are generally determined by comparing estimated pre-tax income of the Company and estimated pre-tax income of the business segment (if any) for which the executive officer is responsible to these same numbers for the prior year. The results are then normalized to enable the Committee to evaluate more accurately year-over-year financial performance. Generally, this normalization eliminates both gains and losses that may be extraordinary, unusual, or nonoperational, or for other reasons are believed to hinder the ability to make year-over-year comparisons. In 2007, a major contributor to the decline in net income for the title insurance segment and concomitantly for the Company was a significant reserve strengthening. Because this strengthening reflected a change in the Company’s estimate for ultimate losses expected from previously issued title insurance policies, the Committee decided not to take the full amount into account in computing the performance adjustment for the title insurance segment, but instead to spread the impact over three years. The individual performance component of the bonus is based on an overall evaluation by the Committee of the executive officer’s individual contributions and efforts during the year, as reflected in recommendations to the Committee by the chief executive officer. With respect to the Committee’s determination of the chief executive officer’s bonus, the Committee takes into account the performance of the Company as a whole and its evaluation of the chief executive officer’s leadership, and then makes its own decision.

For 2007, the Committee determined that the portion of the bonus attributable to Company performance should generally be reduced by 40% to reflect the Company’s decline in adjusted pre-tax income for 2007 versus the previous year. As noted, 50% of the bonus is based on the Committee’s assessment of an executive officer’s individual performance, and the Committee believes that flexibility is appropriate in order to reward exceptional performance. Accordingly, there is no plan maximum on an executive officer’s bonus for a particular year.

This methodology for calculating bonus payments was generally applied to the named executive officers. One exception was Mr. Johnson, who became the head of the title insurance segment in December 2006 after previously heading the commercial title portion of this segment. In light of the significant increase in Mr. Johnson’s responsibilities in 2007, the computation of his bonus for 2007 was computed by both (1) directly evaluating his success in reorganizing the leadership of the segment and making other changes necessitated by the significant decline in market activity that occurred in 2007 and (2) taking into account the level of bonuses paid to the other executive officers of the Company.

In light of the Company’s overall decline in net income for 2007, however, the Committee generally concluded that aggregate bonuses should be significantly reduced from the levels paid for 2006. In this regard, a major contributor to the reduction in aggregate bonuses was Mr. Kennedy’s request that his bonus be reduced to $0. It was the sense of the Committee that Mr. Kennedy was entitled to a bonus and should be the highest compensated executive officer. However, Mr. Kennedy requested that he not receive a bonus so that additional funds could be available for other employees of the Company. The Committee permitted Mr. Kennedy to refuse the receipt of any bonus for 2007.

Prior to 2006, the annual bonus was paid entirely in cash. Starting in 2006 the Committee concluded that the alignment of executive officer efforts with long-term increases in shareholder value would be advanced by paying a portion of the annual bonus in the form of RSUs, which will sometimes be referred to as “Bonus RSUs” for purposes of clarity. With respect to Messrs. McMahon, Gilmore, and Johnson, half of the overall bonus awarded for 2007 was paid in RSUs, with the other portion payable in cash. With respect to Mr. Sando, 40% of his bonus was paid in RSUs.

RSUs are denominated in units of shares of common stock. The number of units was computed by the Committee’s first determining the dollar amount of the annual bonus that was to be awarded in the form of RSUs. Pursuant to Company policy, that dollar amount was divided by the closing price of the Company’s stock on March 4, 2008, which was the second day on which the New York Stock Exchange was open for trading following the filing of the Company’s Annual Report on Form 10-K. No shares are actually issued to the participant on the grant date. Instead, when an RSU vests, the participant is entitled to receive shares of common stock. Dividends received on shares of common stock are treated as if they were paid at the same time with respect to the RSUs and immediately reinvested in additional RSUs which are subject to the same restrictions as the underlying RSUs.

Vesting of Bonus RSUs generally occurs at a rate of 20% per year on each anniversary of the date of grant. With respect to the Bonus RSUs issued in 2007, immediate vesting of Bonus RSUs occurs in the event of the participant’s termination of employment on account of death, disability or retirement (termination other than for cause after attaining age 62). In the event the Company terminates a participant without cause, all unvested Bonus RSUs vest on the first anniversary of the date of such termination. An owner of RSUs has none of the rights of a shareholder unless and until shares are actually delivered to the participant.

The Committee modified the vesting provisions of the Bonus RSUs issued in 2008. The general vesting rule continues to be vesting at the rate of 20% per year on each anniversary of the date of grant. Immediate vesting of Bonus RSUs now occurs in the event of the participant’s termination of employment on account of disability only if the participant has signed an appropriate separation agreement. In the case of normal retirement (termination for reasons other than cause after attaining age 62), early retirement (termination for reasons other than cause after attaining age 55 and being employed by the Company or affiliates for 10 years or more), or an involuntary termination by the Company without cause, the participant becomes vested in his or her Bonus RSUs on the first anniversary of the relevant event, but only if he or she has signed a separation agreement in a form satisfactory to the Company.

Finally, the Bonus RSUs provide that, except in the case of death, disability or certain changes-in-control (as described under “Change-in-Control Agreements” on pages 49 to 50), none of the Bonus RSUs shall be payable unless the net income of the Company for 2008 is at least $50 million, excluding (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss and (f) foreign exchange gains and losses (“Extraordinary Items”). The Committee decided to place such a condition on the Bonus RSUs so that they could be deducted by the Company for purposes of section 162(m) of the Internal Revenue Code.

In addition, for 2007, the Committee established a bonus arrangement for executive officers, which was designed to allow the Company to deduct the entire amount of bonuses paid to its named executive officers under section 162(m). In March 2007, the Company issued to each of the executive officers performance units with a cash value equal to twice the cash bonus that the individual received for services in 2006, with the exception of Mr. Kennedy, who received $1,825,000 of performance units. These performance units, which were issued under the Company’s 2006 Incentive Compensation Plan, provided that they would not be payable unless the net income of the Company for 2007 was at least $100 million, excluding Extraordinary Items. The award agreements give the Committee complete discretion to reduce the actual amount of bonus payable to any lesser amount and the Committee did elect to make such reductions. It was determined that the net income target with respect to these performance units was met for 2007, with the result that the named executive officers (other than Mr. Kennedy) received cash payments in 2008 representing the cash portion of their 2007 bonus. The amount of such bonuses is shown in the table following the next two paragraphs.

For 2008, the Committee again established a bonus arrangement for executive officers, which was designed to allow the Company to deduct the entire amount of bonuses paid to its named executive officers under section 162(m). In February 2008, the Company issued to each of the named executive officers performance units with a cash value equal to twice the cash bonus that the individual received for services in 2007, with the exception of Mr. Kennedy, who received $1,825,000 of performance units. These performance units, which were issued under the Company’s 2006 Incentive Compensation Plan, provided that they would not be payable unless the net income of the Company for 2007 was at least $50 million, excluding Extraordinary Items. The award agreements give the Committee complete discretion to reduce the actual amount of bonus payable to any lesser amount. The Committee expects to make such a reduction.

The following table shows for each named executive officer his 2006 bonus, the portion of the 2006 bonus paid in cash, the portion of his 2006 bonus paid in Bonus RSUs (measured by the value of a share of Company common stock on the date the RSUs were granted, March 5, 2007), his 2007 bonus, the portion of the 2007 bonus paid in cash, and the portion of his 2007 bonus paid in Bonus RSUs (measured by the value of a share of Company common stock on the date the RSUs were granted, March 4, 2008). In the case of the RSUs issued in 2007 for the 2006 bonuses, it should be noted that (except for $500,000 of Mr. Kennedy’s bonus for 2006 service that the Committee shifted from cash to RSUs at his request) pursuant to applicable rules, these Bonus RSU grants were not shown in the 2007 proxy statement’s Summary Compensation Table, the Grants of Plan-Based Awards Table, or the Outstanding Equity Awards at Fiscal Year End Table, but are reported in the corresponding tables contained herein. Similarly, in the case of the Bonus RSUs issued in 2008 for the 2007 bonuses, it should be noted that these Bonus RSU grants are not shown in the Summary Compensation Table, the Grants of Plan- Based Awards Table, or the Outstanding Equity Awards at Fiscal Year End Table contained herein. As required by applicable rules, those tables only show equity awards issued in 2007:

	2006 Bonus	2006 Bonus Portion Paid in Cash	2006 Bonus Approximate Portion Paid in RSUs(1)	2007 Bonus	2007 Bonus Portion Paid in Cash	2007 Bonus Approximate Portion Paid in RSUs(2)
P.S. Kennedy	$1,825,000	$412,500	$1,412,500	$0	$0	$0
F.V. McMahon	$1,750,000	$875,000	$875,000	$1,600,000	$800,000	$800,000
D.J. Gilmore	$1,715,000	$890,000	$825,000	$1,500,000	$750,000	$750,000
C.G. Johnson	$1,265,000	$1,025,000	$240,000	$1,450,000	$725,000	$725,000
B.M. Sando	$1,065,000	$865,000	$200,000	$900,000	$540,000	$360,000

(1)	The Bonus RSU allocation for 2007 was computed by multiplying the annual performance bonus (the amounts in the table also include a special bonus paid to a group of executive officers and managers for 2006) by 50%, which amount was paid in cash, and then paying the remainder in Bonus RSUs, with the exception of (a) Mr. Kennedy, who received 77% of his bonus in Bonus RSUs, and (b) Messrs. Sando and Johnson, who received 20% of their annual performance bonus in Bonus RSUs. The actual dollar value of the RSUs may differ slightly from the dollar amounts in the table due to rounding. Pursuant to the Company’s policy, the RSUs were issued on March 5, 2007, the second day on which the New York Stock Exchange was open for trading following the filing of the Company’s Annual Report on Form 10-K.

(2)	The Bonus RSU allocation for 2008 was computed by paying 50% of the bonus in Bonus RSUs, with the exception of Mr. Sando, who received 40% of his bonus in Bonus RSUs. The actual dollar value of the RSUs may differ slightly from the dollar amounts in the table due to rounding. Pursuant to the Company’s policy, the RSUs were issued on March 4, 2008, the second day on which the New York Stock Exchange was open for trading following the filing of the Company’s Annual Report on Form 10-K.

(3) Long-Term Incentives

Starting in 2006, the Committee generally determined that RSUs provided a superior means of aligning executive officer incentives with long-term shareholder values than stock options. Among other factors taken into account in making this determination were the significant accounting charges that result from stock options and, in light of the cyclical nature of some of the Company’s core businesses, the tendency for some executive officers to assign a value to stock options that is lower than the actual accounting expense for those options. While in prior years the Committee awarded options to the named executive officers with a value approximately equal to the executive officer’s base salary, the Committee determined that the long-term incentive award for 2006 (which was delivered in 2007) would be delivered in the form of RSUs. This practice continued in 2007 and resulted in the grant of RSUs that were delivered in 2008. These RSUs will sometimes be referred as the “Long-Term Incentive RSUs,” to distinguish them from the previously described Bonus RSUs that were awarded to the named executive officers as a portion of their annual bonus.

The Long-Term Incentive RSUs delivered in 2007 for performance in 2006 were generally awarded in an amount equal to the base salary of the named executive officers. With respect to performance in 2007 and based upon recommendations from the chief executive officer, the Committee awarded Long-Term Incentive RSUs to the named executive officers other than Mr. Kennedy on March 4, 2008. As a result of the decline in the performance of the Company, the Committee determined that the amount of Long-Term Incentive RSUs to be delivered should be reduced. As was the case with the annual bonus, the Committee believes that Mr. Kennedy should have received a Long-Term Incentive RSU grant for his services in 2007. Nevertheless, the Committee ultimately agreed to his request that he receive no Long-Term Incentive RSUs. A factor in Mr. Kennedy’s request that he receive no Long-Term Incentive RSUs (and the Committee’s acceptance of this request) was that this resulted in an overall decline in the amount of Long-Term Incentive RSUs issued executive officers that approximated 40%.

The terms and conditions of these Long-Term Incentive RSUs are identical to the Bonus RSUs issued to the same officers (including the differences described above between the 2007 and 2008 Bonus RSUs), except that (1) there is no potential accelerated vesting upon early retirement and involuntary termination and (2) payment of the Long-Term Incentive RSUs does not count as covered compensation under the Company’s Executive Supplemental Benefit Plan. Because they were not issued in 2007 the Long-Term Incentive RSU grants issued in 2008 for 2007 performance are not shown in either the Summary Compensation Table, the Grants of Plan-Based Awards Table, or the Outstanding Equity Awards at Fiscal Year End Table contained herein.

Base salary in 2007 and 2008 and the approximate dollar value of the Long-Term Incentive RSUs issued to each of the named executive officers are shown in the following table:

	Base Salary In 2007	Long-Term Incentive RSUs Granted in 2007(1)	Base Salary as of 1/1/08	Base Salary as of 4/1/2008	Long-Term Incentive RSUs Granted in 2008(1)
P.S. Kennedy	$750,000	$750,000	$750,000	$675,000	$0
F.V. McMahon	$700,000	$600,000	$700,000	$350,000	$525,000
D.J. Gilmore	$650,000	$600,000	$650,000	$585,000	$500,000
C.G. Johnson	$550,000	$600,000	$550,000	$495,000	$413,000
B.M. Sando	$525,000	$525,000	$525,000	$525,000	$394,000

(1)	The actual dollar value of the RSUs may differ slightly from these dollar amounts in the table due to rounding. Pursuant to the Company’s policy, (1) the RSUs granted in 2007 were issued on March 5, 2007, the second day on which the New York Stock Exchange was open for trading following the filing of the Company’s Annual Report on Form 10-K and (2) the RSUs granted in 2008 were issued on March 4, 2008, the second day on which the New York Stock Exchange was open for trading following the filing of the Company’s Annual Report on Form 10-K.

(4) Other Executive Officer Benefits, including Perquisites and Retirement Benefits

Executive officers are entitled to employee benefits generally available to all full-time employees (subject to fulfilling any minimum service period). This would include elements such as the vacation and health and welfare benefits generally available to all employees. In designing these elements the Company seeks to provide an overall level of benefits that are competitive with those offered by similar companies in the markets in which the Company operates.

In addition, certain perquisites have historically been made available to named executive officers. The Company, however, in 2007 determined to discontinue significant perquisites for executive officers, including country club memberships and car allowances. Further details regarding perquisites are found in the Summary Compensation Table and accompanying footnotes.

Named executive officers may participate in several benefit plans that provide benefits upon retirement. Such retirement benefits include: the First American 401(k) Savings Plan, the First American Pension Plan, the First American Pension Restoration Plan, the First American Executive Supplemental Benefit Plan and the First American Deferred Compensation Plan. The first two plans are generally available to employees (except that the Pension Plan is limited to individuals who became participants before 2002 and the Restoration Plan is limited to individuals who became participants before 1995), while the remaining three plans are limited to a select group of management. The First American 401(k) Savings Plan is a tax-qualified profit-sharing plan, which authorizes Company matching contributions based on the amount of employee pre-tax contributions and a schedule that ties the amount of matching contributions to the Company’s profitability. In 2007, the Company contributed $1 for every $1 of 2006 employee contributions, limited to employee contributions of up to 3% of eligible compensation for each employee (tax rules limited the maximum compensation that could be considered under the plan to $220,000). Further explanation of the other four plans can be found in connection with the Pension

Benefits and Deferred Compensation tables in the “Executive Compensation” section. The Company believes that these plans provide a valuable recruiting and retention mechanism for its executive officers and enable the Company to compete more successfully for qualified executive talent.

In addition, in 2007, First Advantage Corporation, the Company’s publicly traded subsidiary, issued each of Messrs. Kennedy and McMahon 2,838 RSUs with respect to shares of First Advantage’s Class A common stock as compensation for their service on its board of directors. Messrs. Kennedy and McMahon have agreed to remit to the Company any after-tax benefit they receive in connection with the vesting of these RSUs.

In February 2008, the Committee decided to forgive a $150,000 loan that Mr. Johnson received in connection with his relocation to Southern California prior to becoming an executive officer.

C.	Pay Mix

The Committee utilizes the particular elements of compensation described above because it believes that they represent a well-proportioned mix of security-oriented compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this portfolio approach, the Committee provides the executive officer a measure of security in the minimum level of compensation he or she is eligible to receive, while motivating the executive officer to focus on the business metrics that will produce a high level of performance for the Company corresponding to increases in shareholder value and long-term wealth creation for the executive officer, as well as reducing the risk of loss of top executive talent to competitors.

For executive officers, the mix of compensation is weighted heavily toward at-risk pay and, in particular, the annual incentive bonus. With respect to the named executive officers, base pay in 2007 comprised less than 23% of the value of their total compensation opportunities (as measured by 2007 base pay plus the annual and long-term incentives awarded in 2007). This pay mix is consistent with the overall philosophy of maintaining a pay mix that results fundamentally in a pay-for-performance orientation for the Company’s executive officers.

D.	Pay Levels and Benchmarking

Overall compensation levels for executive officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the compensation levels for peers within the Company, compensation levels in the marketplace for similar positions and performance of the individual and the Company as a whole. In determining these compensation levels, the Committee considers all forms of compensation and benefits.

In order to determine competitive compensation practices, the Committee relies upon compensation surveys provided by the independent compensation consultant. The Committee principally relies upon surveys of compensation practices of comparable companies, including general survey data and data developed from public filings by selected companies that it considers appropriate comparators for the purposes of developing executive compensation benchmarks. The selection of comparator companies is continually reviewed by the Committee.

The Company and the Committee have worked with its compensation consultant to develop a list of comparator companies for the purpose of benchmarking executive compensation. Numerous factors went into the selection of the comparator companies, including similarities of business lines, as well as comparable financial measures such as assets, revenues and market capitalization. The following companies, along with survey data, were used for benchmarking purposes:

Affiliated Computer Services Inc.	MGIC Investment Corporation
Avis Budget Group, Inc	NCR Corporation
Computer Sciences Corp.	Old Republic International Corporation
Choicepoint Inc.	PHH Corporation
Equifax Inc.	The PMI Group, Inc.
Fair Isaac Corporation	Radian Group Inc.
Fidelity National Financial Inc.	Realogy Corporation
First Advantage Corporation	Reed Elsevier PLC
Fiserv, Inc.	R.R. Donnelley & Sons Company
IAC/InterActiveCorp	SAIC, Inc.
Indymac Bancorp, Inc.	Stewart Information Services Corporation
L-3 Communications Holdings, Inc.	The Thomson Corporation
LandAmerica Financial Group, Inc.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive officer group, the Committee makes decisions regarding individual executive officers’ target total compensation opportunities based on Company and individual performance and the need to attract, motivate and retain an experienced and effective management team. The Committee examines the relationship of each executive officer’s base salary, target annual incentive opportunity and long-term incentive opportunity to market median data. The Committee does not believe, however, that compensation opportunities should be structured toward a uniform relationship to median market data, especially in light of the different financial characteristics of the Company’s business units (such as the relationship of revenues to net income). Accordingly, total compensation for specific individuals will vary based on a number of factors in addition to Company and individual performance, including scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a replacement executive officer.

E.	Conclusion

The final level and mix of compensation determined by the Committee is considered within the context of both the objective data from a competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Committee believes that each of the compensation packages for the named executive officers is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

IV.	Timing of Equity Grants

The Company’s current policy with respect to equity awards to executive officers is, after Committee approval, to issue the awards on the second day on which the New York Stock Exchange is open for trading following the filing of the Company’s Annual Report on Form 10-K. In the case of restricted stock units denominated in dollars and stock options, pricing (i.e., the number of shares or units issued for each dollar denominated restricted stock unit award or the strike price with respect to stock options) is determined as of that date. The price of the Company common stock used for these purposes is the last sale price reported for a share of the Company’s common stock on the New York Stock Exchange on that date. With respect to employees other than executive officers, the methodology is the same as that for executive officers, except that (1) prior to February 2008 the policy was to issue awards on the last day on which the New York Stock Exchange is open for trading during the quarter in which the Committee approved the award, and (2) the current policy is to issue awards on the 20th day of the third month of the calendar quarter that follows approval of the award by the Committee. Restricted stock units denominated in shares, whether issued to executive officers or other employees, are issued on the date they are approved by the Committee.

As described in greater detail in the Compensation Disclosure and Analysis that was part of the 2007 proxy statement, certain stock options issued to employees of the Company were subsequently determined to be mispriced. Though the vast majority of these grants were made to non-executive employees of the Company, executive officers of the Company who received mispriced options while serving as an executive officer have repaid to the Company any benefit received from mispriced options that had previously been exercised. None of the Company’s current named executive officers have exercised such options. Members of the Board of Directors also have repaid to the Company any benefit received from mispriced options that had previously been exercised. In addition, the Company has taken measures to adjust the price on all mispriced options granted to executive officers and members of the Board of Directors that remain unexercised. The Company has only repriced those options where the corrected strike price would be higher than the original strike price. A special subcommittee of the Board of Directors and management also recommended that the Company take certain measures to improve its option granting practices, including related administrative processes and internal accounting controls, to bolster its corporate accounting, legal and compliance functions and to enhance its corporate governance. In response to these recommendations, the Company created an ad-hoc special committee on governance recommendations. The Company charged this committee, which was comprised solely of independent directors, with considering further enhancements to the Company’s corporate governance. The committee has completed its work and was disbanded in 2007.

V.	Adjustment or Recovery of Awards

Other than certain policies adopted with respect to mispriced stock options described above, the Company has no specific policies to adjust or recoup prior awards. However, under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the chief executive officer and chief financial officer may be required to reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document and (2) any profits realized from the sale of securities of the Company during that 12-month period.

VI.	Consideration of Prior Amounts Realized

The Company’s philosophy is to incentivize and reward executive officers for future performance. Accordingly, prior stock compensation gains (option gains or restricted stock awarded in prior years) are not considered in setting future compensation levels.

VII.	Employment Agreements and Post-Termination Payments

A.	Employment Agreements

Except for Mr. McMahon, the Company does not maintain employment agreements with any of its executive officers, all of whom are at-will employees.

Mr. McMahon’s agreement provides the terms of his employment for the five years commencing March 31, 2006. Subsequent to that period, he will be employed as an at-will employee, like the other executive officers of the Company. His agreement contains the following features:

1. During the term of the agreement he will serve as vice chairman and chief financial officer of the Company. In addition to the customary duties for such position, Mr. McMahon is also responsible for the operations of the Company’s trust and thrift operation. In addition, the Company has agreed to elect Mr. McMahon to the board of directors of First Advantage Corporation.

2. Mr. McMahon will receive during each year of the term of the agreement a base salary and bonus at least equal to $1.75 million. This amount is required to be paid in cash. For 2006, however, Mr. McMahon was guaranteed a minimum cash bonus of $1.150 million and a minimum total salary of $550,000. For 2006, Mr. McMahon waived his right to the minimum cash bonus. Starting in 2007, Mr. McMahon’s minimum base salary required under the agreement is $600,000. The agreement generally provides for Mr. McMahon’s participation in other executive benefit plans on the same terms applicable to other executive officers.

3. The agreement further provided for a grant of options on 300,000 shares of Company Common stock and 33,334 RSUs upon the commencement of employment. Both the options and RSUs will vest at the rate of 20% per year at the end of each year of his employment, provided that Mr. McMahon is employed through that time. Under the agreement, the Company also agreed to make future equity grants to Mr. McMahon in amounts similar to those granted to other executive officers who are performing at similar levels. Dividends on the RSUs are deemed reinvested in additional RSUs as of the date of the dividend.

4. If Mr. McMahon is terminated without cause or quits for good reason during the five-year term of the agreement, he will be entitled to receive (1) the base salary and bonus that had been guaranteed to be paid through the remainder of the employment term, (2) immediate vesting of his stock options and RSUs and (3) the right to exercise his options for the remainder of their original ten-year term. “Cause” is generally defined as willful misconduct material to his employment or gross negligence in the performance of duties. “Good Reason” is generally defined to include material adverse changes in the terms of Mr. McMahon’s employment.

The Board of Directors reviewed and approved the terms of Mr. McMahon’s agreement. It considered them appropriate in light of the perceived benefits to the Company from Mr. McMahon’s employment. Mr. McMahon’s agreement is attached as an exhibit to the Form 8-K filed by the Company on February 24, 2006.

B.	Severance Agreements.

Absent a change-in-control (and excluding the provisions of Mr. McMahon’s employment agreement), there are no severance arrangements that apply to a terminated executive officer.

C.	Change-in-Control Agreements.

The Company’s supplemental benefit plans and all of its stock option plans (unless the Company’s Board directs otherwise with respect to its 1997 directors’ stock plan) call for accelerated vesting of all benefits and options in the event of a change-in-control of the Company. The terms of the RSUs issued in 2007 also provide for accelerated vesting in the event of a change-in-control, excluding a change-in-control that has been approved by the incumbent Board of Directors prior to the change-in-control. In addition, the First American Executive Supplemental Benefit Plan provides that, when an executive officer terminates subsequent to a change-in-control, payment of benefits will commence in the same manner as if the executive officer had attained his normal retirement age on the date of termination.

In addition, as part of the Company’s efforts to retain key employees, the Company has entered into agreements with each of the named executive officers and other designated employees to provide for certain benefits in the event they are terminated within three years after a change-in-control occurs. A “Change-in-Control” means any one of the following:

•	a merger or consolidation in which the Company’s shareholders end up owning less than 50% of the voting securities of the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company;

•	a change in the composition of the Company’s Board over a two-year period without the consent of a majority of the directors in office at the beginning of the two-year period; or

•	the acquisition or accumulation by certain persons of at least 25% of the Company’s voting securities.

If termination of employment occurs without cause or if the employee terminates employment for good reason, the Company will pay the following benefits in one lump-sum to the named executive officers within 10 business days:

•	the employee’s base salary through and including the date of termination and any accrued but unpaid bonus;

•	a portion of the employee’s annual bonus prorated through the date of termination;

•	any compensation previously deferred by the employee (other than pursuant to a tax-qualified plan) together with any interest and earnings;

•	accrued and unpaid vacation pay;

•	unreimbursed business expenses;

•	three times (two times in the case of Mr. Johnson) the employee’s annual base salary in effect immediately prior to the date of termination; and

•

three times (two times in the case of Mr. Johnson) the greater of the employee’s highest annual discretionary incentive bonus (including cash and stock) during the preceding four fiscal years or the employee’s anticipated bonus for the fiscal year.

The Company will also continue to pay the employee for 24 months after the termination the same employee benefits and perquisites that he or she was receiving at the time of termination. These benefits include tax-qualified and nonqualified savings plan benefits, medical insurance, disability income protection, life insurance coverage and death benefits. To the extent that the executive officer cannot participate in the plans previously available, the Company will provide such benefits on the same after-tax basis as if they had been available. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Section 409A of the Internal Revenue Code imposes certain restrictions with respect to the structure of deferred compensation arrangements. The change-in-control agreements are in the process of being amended to conform to the requirements of this section.

Section 280G of the Internal Revenue Code imposes a 20% excise tax on certain executives if payments “contingent on a change-in-control” exceed certain limits. The change-in-control agreements provide that, if the Internal Revenue Code Section 280G excise tax applies, an additional cash payment will be made to the executive. The additional cash payment is calculated as the amount that provides the executive, on an after-tax basis, with the same amount of benefits as if the Internal Revenue Code Section 280G tax had not applied.

The change-in-control agreements had an initial term of three years and are automatically extended for additional one-year periods unless the Company’s Board or the employee with whom the agreement is entered into gives notice not to extend. In addition, if the employee terminates employment for any reason during the 30-day period following the one-year anniversary of the change-in-control, the employee will receive all of the benefits described above, except that the multiple of annual base salary and bonus would be reduced from three to two (from two to one in the case of Mr. Johnson). A form of change-in-control agreement is attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

D.	Retirement Programs

As noted above, the Company maintains five programs that potentially provide retirement benefits: the First American 401(k) Savings Plan, the First American Pension Plan, the First American Pension Restoration Plan, the First American Executive Supplemental Benefit Plan and the First American Deferred Compensation Plan. The First American 401(k) Savings Plan is described above on page 45. Explanation of the other four plans can be found in connection with the Pension Benefits and Deferred Compensation Plan tables in the “Executive Compensation” section.

E.	Payments due Upon Terminations and/or a Change-in-Control

Calculations and further explanation of the payments due the named executive officers upon termination of employment and/or a change-in-control are found under the portion of the “Executive Compensation” section of this document entitled “Potential Payments Upon Termination or Change-in-Control” commencing on page 28.

VIII.	Stock Ownership Guidelines and Hedging Policies

The Company has neither adopted stock ownership guidelines for executive officers nor any policies prohibiting executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

IX.	Impact of Tax and Accounting

As a general matter, the Committee takes into account the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executive officers and employees, the Committee examines the accounting cost associated with the grants. Under Statement of Financial Accounting Standard 123 (revised 2004) (“FAS 123R”), grants of stock options and RSUs result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For RSUs the cost is generally equal to the fair value of the stock on the date of grant times the number of shares granted. This expense is amortized over the requisite service period. With respect to stock options, the Company calculates the fair value of the option and takes that value into account as an expense over the vesting period, after adjusting for possible forfeitures.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the chief executive officer and certain of the other most highly compensated officers. Exceptions are made for qualified performance-based compensation, among other things. The cash bonuses granted for 2006 performance did not qualify for the performance-based exception to Internal Revenue Code section 162(m). Both the RSUs and performance units issued in 2007 and 2008 have been structured in a manner intended to qualify under this exception for performance-based compensation.

X.	Impact of Proposed Spinoff

In January 2008, the Company announced its intention to spin-off its financial services companies, consisting primarily of its title insurance and specialty insurance reporting segments, into a separate public company to be called First American Financial Corporation (this section refers to this new entity as “Spinco”). The remaining businesses, which consist primarily of the current data and analytic solutions, information and outsourcing solutions, and risk mitigation and business solutions segments, will remain in the existing holding company, which will be renamed (this section refers to the post spin-off holding company as “Remainco”).

It is presently anticipated that Messrs. McMahon and Sando will become full-time employees of Remainco and Messrs. Gilmore and Johnson will become full-time employees of Spinco. Messrs. McMahon and Gilmore are expected to become the chief executive officers of Remainco and Spinco, respectively. Mr. Kennedy will become the executive chairman of both companies.

In connection with the spinoff certain changes will be made to the outstanding performance units and equity compensation of the executive officers who hold such units and long-term incentives. With respect to the performance units, the determination of whether the net income target for 2008 is met will be made by adding together the net income of both entities.

In the case of Messrs. Gilmore and Johnson (and other executive officers transferring employment to Spinco), it is anticipated that their options and RSUs will be exchanged for options and RSUs of Spinco. Adjustments are also expected to be made to these options and RSUs based on the percentage that the fair market value of Spinco bears to the fair market value of Spinco plus Remainco. By way of illustration, if Spinco has a value equal to 45% of the combined value, the amount of outstanding options and RSUs are expected to be increased by dividing the amount outstanding prior to the spinoff by .45. The strike price of the options is expected to be reduced by multiplying the strike price before the spinoff by .45.

In the case of Messrs. McMahon and Sando (and other executive officers remaining at Remainco), similar adjustments are expected to be made, except that they are expected to continue to hold their outstanding options and the adjustment factor is expected to be based on the percentage of value that Remainco bears to the combined value (in the example discussed in the prior paragraph, the adjustment factor for Remainco would be .55).

At this point in time, no determination has been made with respect to how Mr. Kennedy’s outstanding equity awards will be modified.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee on April 10, 2008, as constituted at such time, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Compensation Committee Lewis W. Douglas, Jr., Chairman George L. Argyros Gary J. Beban Hon. William G. Davis James L. Doti

Update to Compensation Discussion and Analysis

As indicated above, the Compensation Committee approved the Compensation Discussion and Analysis on April 10, 2008, which the Company originally filed as part of its Amendment to Form 10-K dated April 23, 2008. The description below of certain subsequent events updates certain matters discussed in the Compensation Discussion and Analysis.

On July 31, 2008, the Company announced that it would delay the spin-off referenced in Section X of the Compensation Discussion and Analysis on pages 51 to 52 until there is greater stability in the Company’s markets and the outlook for those markets is clearer. Circumstances may arise prior to the date on which the spin-off occurs which may result in a change in the structure of the transaction, the treatment of performance units and equity compensation and other matters affected by or related to the spin-off.

On September 12, 2008, the Company’s subsidiary, First American Title Insurance Company (“FATICO”), entered into an employment agreement with Curt G. Johnson, pursuant to which Mr. Johnson now serves as Vice Chairman of FATICO with specific responsibilities in connection with FATICO’s national commercial services division and New York commercial operations (the “Business Units”). Pursuant to the terms of the agreement, which expires on December 31, 2010, Mr. Johnson will receive an annual salary of $600,000 per year and an annual bonus of one and one-half percent (1.5%) of the pre-tax net income (as reduced by corporate allocations, overhead, administrative and similar costs) of the Business Units, subject to a minimum $250,000 and a maximum $2.5 million annual bonus. The annual bonus is to be paid in a combination of cash and RSUs in a similar proportion to that received by similarly situated executives, provided that if the minimum amount applies it will be fully paid in cash. Within thirty days following any termination without cause, Mr. Johnson would receive an amount equal to his base salary for the remainder of the term and a payment of $750,000 in lieu of an annual bonus for the year in which termination were to occur and for any subsequent year of the term. In addition, if termination without cause were to occur prior to Mr. Johnson’s 55th birthday, Mr. Johnson would be deemed vested in the Executive Supplemental Retirement Plan (“SERP”) upon reaching his 55th birthday, provided that his “final average compensation” used to determine his benefit under the SERP would be determined as of his actual termination date.

Compensation Committee Interlocks and Insider Participation

During 2007, the Compensation Committee of the Board consisted of Gary J. Beban, who retired from the Board in April of 2008, as well as Messrs. Douglas, Argyros, Davis, Doti and, for a portion of the year, Chatham, all of whom were non-employee directors. There are no compensation committee interlocks involving any of the members of the Compensation Committee.

2007 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
D.P. Kennedy(2)	60,000	49,995	0	109,995
George L. Argyros	92,000	49,995	0	141,995
Gary J. Beban	96,000	49,995	0	145,995
J. David Chatham(4)	131,000	49,995	0	180,995
Hon. William G. Davis(3)	119,918	49,995	56,139	226,052
James L. Doti	96,000	49,995	0	145,995
Lewis W. Douglas, Jr.	116,000	49,995	0	165,995
Frank E. O’Bryan(3)	80,000	49,995	5,000	134,995
Roslyn B. Payne	94,000	49,995	0	143,995
D. Van Skilling(4)	112,082	20,626	0	132,709
Herbert B. Tasker	98,000	13,764	0	111,764
Virginia M. Ueberroth	88,000	49,995	0	137,995
Mary Lee Widener	80,000	13,764	0	93,764

(1)	Amounts shown reflect the dollar value recognized, before forfeiture assumptions, by the Company for financial statement reporting purposes in accordance with SFAS 123R, for the fiscal year ended December 31, 2007, for an award to each director of 1,049 restricted stock units made on March 5, 2007, whose grant date fair value of the equity award computed in accordance with SFAS 123R, was $49,995. The Company did not award options to its directors in 2007. Options outstanding for each director as of 12/31/2007 include: 5,000 (D.P. Kennedy), 5,000 (Argyros), 9,250 (Beban), 11,750 (Chatham), 5,000 (Davis), 5,000 (Doti), 18,500 (Douglas), 18,500 (O’Bryan), 11,750 (Payne), 18,500 (Skilling), 5,000 (Tasker), 5,000 (Ueberroth), 0 (Widener). Each director had 1,061 restricted stock units outstanding as of December 31, 2007.

(2)	Mr. D.P. Kennedy, who retired from the Board in April of 2008, elected to receive an annual retainer, but forego board meeting fees for meetings attended during 2007.

(3)	Mr. O’Bryan received an additional $5,000 for serving on the board of directors of First American Trust F.S.B., a wholly-owned subsidiary of the Company. Mr. Davis also received 60,000 Canadian dollars for service on the board of directors of FCT Insurance Company Ltd., a Canadian subsidiary of the Company (converted at 0.935648 Canadian dollar to 1 US dollar).

(4)	Messrs. Chatham and Skilling also receive equity awards for serving on the board of the directors of the Company’s publicly traded First Advantage Corporation subsidiary, which are identified in that company’s proxy statement.

Prior to February 28, 2007, the compensation of non-employee directors consisted of several components. The annual retainer for each non-employee director was $60,000. The fee paid for attending each Board and committee meeting was $2,000. The annual compensation of the chairman of the Audit Committee was $20,000, the annual compensation for the chairman of the Nominating and Corporate Governance Committee was $10,000, and the annual compensation for the chairman of the Compensation Committee was $5,000. The lead independent director of the Company received $10,000. Directors may also receive additional compensation for serving on the board of directors of certain of the Company’s subsidiaries (payments are described in footnote 3 to the table above).

Prior to February 2007, each director who is an employee received a fee of $150 for attending each meeting of the Board. Directors are reimbursed for their expenses incurred in attending meetings of the Board and its committees.

Mr. D.P. Kennedy, who retired as an officer of the Company on June 30, 2003, and retired as a director on April 10, 2008, elected to receive a retainer of $60,000 but no Board and committee meeting attendance fees that would typically be paid to a non-employee director. During 2007, Mr. D.P. Kennedy also received compensation attributable to his prior service as an officer of the Company, including $146,223 in distributions from the Pension Plan and Pension Restoration Plan, which were required to be made under provisions of the federal tax laws, and $39,763 distributed from his account in the 401(k) Savings Plan attributable to contributions made by the Company and its participating subsidiaries in years during which Mr. D.P. Kennedy was an officer of the Company. These distributions were similarly required to be made under provisions of the federal tax laws. In addition, during 2007, Mr. D.P. Kennedy received $118,015 pursuant to the Executive Supplemental Benefit Plan.

Since his retirement as an officer of the Company on June 30, 2003, Mr. D.P. Kennedy has been rendering services to the Company and its subsidiaries in the capacity of a consultant, and received $375,000 for such services during 2005. Although the consulting arrangement terminated on December 31, 2005, Mr. D.P. Kennedy has continued as an informal advisor to the Company and continues to receive office space and administrative assistance from the Company.

On February 28, 2007, the Company’s Board of Directors approved a revised director compensation package, effective as of January 1, 2007. Under the new compensation package, the annual retainer of each director, other than Mr. Parker S. Kennedy, the Company’s chairman and chief executive officer, remained at $60,000. In addition, the Company granted to each non-management director $50,000 worth of RSUs, which vest over three years, subject to accelerated vesting at retirement for any director with at least ten years of cumulative service on the Board. This grant replaced the previous practice of periodically granting stock options to non-management directors. The last such grant was for 5,000 options and was made in December 2005. The initial number of RSUs awarded was determined by dividing the $50,000 dollar amount by the closing price of the Company’s common stock on March 5, 2007, the second business day following the Company’s filing of its Annual Report on Form 10-K. Under the revised package, the fee for attendance at each Board and committee meeting remained at $2,000. The annual compensation for the chairman of the Audit Committee increased from $20,000 to $25,000, and the annual compensation for the chairman of the Compensation Committee increased from $5,000 to $10,000. The annual compensation for the chairman of the Nominating and Corporate Governance Committee and for the Company’s lead director each remained at $10,000.

In February 2008, the Board of Directors reviewed the appropriate level of compensation for directors. The compensation changes adopted in February 2007 were continued in effect with the one change that the annual cash retainer was reduced by 10% to $54,000. In May 2008, the Board, upon recommendation of the Compensation Committee, approved of a $50,000 RSU grant to each of the Company’s directors, other than Mr. Parker S. Kennedy, which grant was made on June 20, 2008.

In February 2007, the Company repriced unexercised options that were held by directors and with respect to which the Company used incorrect measurement dates for accounting purposes. In addition, at its February 28, 2007 meeting, the Board also established a stock ownership guideline for directors whereby directors are expected to own at least five times their base annual retainer in Company common stock. Restricted stock and RSUs issued to directors are included for purposes of meeting the guideline. Current directors have five years to satisfy the guideline. Directors elected to the Board in the future will have five years from commencement of their service to satisfy the guideline.

Code of Ethics

The Board has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of this code of ethics is posted in the corporate governance section of the Company’s Web site at www.firstam.com. To the extent the Company waives or amends any provisions of this code of ethics, it will disclose such waivers or amendments on the above Web site. The Board also has adopted a broader code of ethics and conduct, applying to all employees, officers and directors, which also has been posted to the Web site at the address stated above. Each of these codes is available in print to any shareholder who requests it. Such request should be sent to the Company’s secretary at 1 First American Way, Santa Ana, California 92707.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which have been posted in the corporate governance section of the Web site at www.firstam.com and are available in print to any shareholder who requests them. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement. In addition to stating the standards that the Board applies in determining whether or not its members are independent, these guidelines state the qualifications and responsibilities of our directors and describe fundamental aspects of our Board and certain of its committees.

Compensation Committee Interlocks and Insider Participation

During 2007, the Compensation Committee of our Board consisted of Messrs. Douglas, Argyros, Beban, Davis, Doti and, for a portion of the year, Chatham, all of whom are non-employee directors. There are no compensation committee interlocks involving any of the members of our Compensation Committee.

Report of the Audit Committee

The Audit Committee of the Board of directors reviews the Company’s accounting policies and financial reporting and disclosure practices, system of internal controls, audit process and the process for monitoring compliance with laws, regulations and corporate policies. The Board adopted a revised written charter for the Audit Committee on May 2, 2007. The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed them with management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee received from PricewaterhouseCoopers the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence.

Based on the review and discussions noted above, the Audit Committee, as constituted prior to April 10, 2008, recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and be filed with the U.S. Securities and Exchange Commission.

Audit Committee J. David Chatham, Chairman Roslyn B. Payne D. Van Skilling Herbert B. Tasker

Section 16(a) Beneficial Ownership Reporting Compliance

Rules adopted by the SEC require our officers and directors, and persons who own more than ten percent of our issued and outstanding common shares, to file reports of their ownership, and changes in ownership, of our shares with the SEC on prescribed forms. Officers, directors and greater-than-ten-percent shareholders are required by the SEC’s rules to furnish us with copies of all such forms they file with the SEC.

Based solely on the review of the copies of the forms received by us, or written representations from reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, during our fiscal year ended December 31, 2007, our officers, our directors and the greater-than-ten-percent beneficial owners that we know of complied with all such filing requirements.

Relationship with Independent Registered Public Accounting Firm

PwC has been selected by our audit committee as independent accountants to audit our consolidated financial statements for the year ending December 31, 2008. This firm has served as our independent accountants since 1954.

A representative of PwC is expected to be present at the meeting. The representative will have the opportunity to make any desired statement and to answer any appropriate questions by the shareholders.

Principal Accounting Fees and Services

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the Company’s principal independent registered public accounting firm in the four categories of service set forth in the table below are as follows:

Aggregate fees billed in year	2007		2006
Audit Fees	$9,211,190	(1)	$6,762,901
Audit-Related Fees(2)	561,790		207,132
Tax Fees(3)	713,728		303,973
All Other Fees(4)	79,454		6,242

(1)	Includes the majority of the fees incurred in connection with the review of the Company’s prior stock option granting practices.

(2)	These fees were incurred primarily for employee benefit plan audits, procedures performed for SAS70 reports, and due diligence.

(3)	These fees were incurred for tax advice, compliance and planning.

(4)	These fees were incurred primarily for services related to commissions systems advice, software licensing and structuring of subsidiaries.

Policy on Audit Committee Pre-approval of Audit and Permissible Nonaudit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all engagements of the Company’s independent principal registered public accounting firm for audit and nonaudit services. Those engagements for which payment by the Company would exceed $25,000 for nonaudit services or $50,000 for audit services must be pre-approved by the Audit Committee or a designated member of that committee on an individual basis. The Audit Committee or its designee has pre-approved all engagements included in the “audit-related,” “tax” and “other” categories in the table above.

Shareholder Proposals

In order for a proposal by you or your fellow shareholders to be included in the proxy statement and form of proxy solicited by our Board for our next annual meeting of shareholders, the proposal must be received no later than [                    ], 2009.

If you or your fellow shareholders wish to submit a proposal for consideration at next year’s annual meeting without including the same in the proxy statement and form of proxy solicited by our Board, you should inform our secretary no later than [                    ], 2009, of your intention to do so. If you wait longer, the holders of the proxies solicited by our Board may vote on your proposal at their discretion.

These deadlines assume that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the one year anniversary of the date of the current annual meeting. If such an event occurs, we will provide you with notice in our earliest possible quarterly report on Form 10-Q (or, if impracticable, on Form 8-K) of the respective dates by which such proposals must be received.

Appraisal Rights

You are not entitled to appraisal rights in connection with the approval of the proposals to be voted upon at the meeting.

General Information

We will, upon the written request of any person who is a beneficial owner of our common shares on the record date for the annual meeting, furnish without charge a copy of our annual report filed with the SEC on Form 10-K for the year 2007 and will furnish, at a charge of $10, a copy of the exhibits thereto. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the general counsel at our address indicated on the first page of this proxy statement.

The Board is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

By Order of the Board of Directors Kenneth D. DeGiorgio Senior Vice President, General Counsel

Santa Ana, California

October [    ], 2008

APPENDIX A

BYLAWS

OF

THE FIRST AMERICAN CORPORATION

ARTICLE III

DIRECTORS

Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The number of directors of the corporation shall be no less than ~~9~~10 nor more than ~~17.~~18. The exact number of directors ~~shall be 17 until changed,~~ within the limits specified above~~, by a bylaw amending this Section 2,~~ shall be fixed by resolution duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation; provided, however, that an amendment reducing the number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

ARTICLE IX

AMENDMENTS

Section l. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

Section 2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section l of this Article IX to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the board of directors~~; provided, however, that the board of directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 2 of Article III of these bylaws~~.

Appendix A

5
91
ARTESIA
FRWY
91
RIVERSIDE
FRWY
91
605
57
FRWY
55
39
GARDEN
22
GROVE
FRWY
MESA
JAMBOREE RD
BRISTOL ST
MAIN ST
5
405
FIRST AMERICAN HOME OFFICE
MACARTHUR
BEACH BLVD
1
COSTA
55
JOHN WAYNE AIRPORT
405
133
JAMBOREE RD
SAN JOAQUIN HILLS TRANS CORR
CYN
LAGUNA
73
5
1
COAST HWY
COLUMBINE AVE
MAPLE
HALLADAY
S. MAIN ST
MACARTHUR PL
FIRST AMERICAN S
IMPERIAL PROM
FIRST AMERICAN WAY
55
1 First American Way
MACARTHUR BLVD

From San Diego: Take I-5 north, transition to I-405 north to 55 north. Exit MacArthur Blvd., turn left under freeway to Imperial Prom. Right to First American Way.

From Los Angeles: Take I-5 south, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to Imperial Prom. Right to First American Way.

From Riverside: Take 91 west, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to Imperial Prom. Right to First American Way.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, December 10, 2008

2:00 p.m.

At the home office of

The First American Corporation

1 First American Way, Santa Ana, California 92707

Your Vote Is Important to the Company!

The First American Corporation 1 First American Way Santa Ana, California 92707	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on December 10, 2008.

The undersigned shareholder of The First American Corporation hereby appoints Parker S. Kennedy and Kenneth D. DeGiorgio, and each of them, with power to each of substitution, to attend the annual meeting of the shareholders of said corporation to be held December 10, 2008, at 2:00 p.m. at the home office of The First American Corporation, 1 First American Way, Santa Ana, California, and any adjournments or postponements thereof; and to vote the shares of the undersigned at such meeting with respect to the election of directors, amendments to the Articles of Incorporation and Bylaws increasing the range in the number of directors that may serve on the Board and ratification of PricewaterhouseCoopers LLP as the independent public accounting firm of The First American Corporation, as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person, including the right in their discretion to cumulate and distribute the aggregate cumulative votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSALS.

See reverse for voting instructions.

 COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK « «« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on December 9, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — www.eproxy.com/faf — QUICK « «« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on December 9, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to The First American Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:	01 George L. Argyros 02 Bruce S. Bennett 03 J. David Chatham 04 Glenn C. Christenson 05 William G. Davis	06 James L. Doti 07 Lewis W. Douglas, Jr. 08 Christopher V. Greetham 09 Parker S. Kennedy	10 Thomas C. O’Brien 11 Frank E. O’Bryan 12 Roslyn B. Payne 13 D. Van Skilling	14 Patrick F. Stone 15 Herbert B. Tasker 16 Virginia M. Ueberroth 17 Mary Lee Widener	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Amendment of the Articles of Incorporation and Bylaws to increase the range in the number of directors from a range of 9 to 17 to a range of 10 to 18	☐ For	☐ Against	☐ Abstain
3. Ratification of selection of PricewaterhouseCoopers LLP as First American’s Independent Registered Public Accounting Firm for 2008	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.